                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                Metrocall, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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

                               [METROCALL LOGO]

                                                                   April 3, 2000

Dear Stockholder:

     On behalf of the Board of Directors and employees of Metrocall, Inc., I cordially invite you to attend the 2000 Annual Meeting of the Stockholders of Metrocall, Inc. We will hold the Annual Meeting on Wednesday, May 3, 2000 at 9:00 a.m. eastern daylight savings time at The Ritz Carlton Hotel, located at 1250 South Hayes Street, Arlington, Virginia 22202.

     Enclosed with this letter is a Notice of the Annual Meeting, a Proxy Statement, a proxy card, and a return envelope. Both the Notice of the Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about Metrocall, Inc.

     Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope or vote your shares electronically through the Internet or the telephone. Your shares will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box either on the enclosed proxy card or while voting using the Internet or the telephone.

                                            Sincerely,

                                            /s/ RICHARD M. JOHNSTON

                                            Richard M. Johnston
                                            Chairman of the Board


                            YOUR VOTE IS IMPORTANT.

     Please Sign, Date and Return Your Proxy Card Before the Annual Meeting Or Vote Your Shares Electronically through the Internet or the Telephone.

If you have any questions about voting your shares, please contact Paul Liberty,
    Vice President, Investor Relations, at (703) 660-6677 extension 6260 or
                          paul.liberty@metrocall.com.

                                METROCALL, INC.
                             6677 RICHMOND HIGHWAY
                           ALEXANDRIA, VIRGINIA 22306
                                 (703) 660-6677

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:     WEDNESDAY, MAY 3, 2000

TIME:     9:00 A.M. EASTERN DAYLIGHT SAVINGS TIME

LOCATION: RITZ CARLTON, PENTAGON CITY
          1250 SOUTH HAYES STREET
          ARLINGTON, VIRGINIA 22202

Dear Stockholders:

     At the 2000 Annual Meeting of the Stockholders, you and the other stockholders will be able to vote on the following proposals, together with any other business that may properly come before the Annual Meeting.

        1. Election of four directors.

        2. Amendment of Metrocall's 1996 Stock Option Plan to increase the number of shares of common stock reserved for issuance under the plan.

        3. Amendment of Metrocall's Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan.

        4. Ratification of the Board's selection of Arthur Andersen LLP as Metrocall's independent public accountants for the fiscal year ending December 31, 2000.

     Only stockholders of record at the close of business on March 15, 2000 will be able to vote their shares at the Annual Meeting.

                                            By Order of the Board of Directors

                                            /s/ RICHARD M. JOHNSTON

                                            Richard M. Johnston
                                            Chairman of the Board

Alexandria, Virginia,
April 3, 2000

                 YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

     PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE YOUR SHARES ELECTRONICALLY THROUGH THE INTERNET OR THE TELEPHONE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU VOTE YOUR SHARES USING THE INTERNET OR BY TELEPHONE, YOU DO NOT HAVE TO RETURN YOUR PROXY CARD.

     IF YOU ATTEND THE MEETING, YOU WILL BE ABLE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON.

     IF YOU HAVE QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE CONTACT PAUL LIBERTY, VICE PRESIDENT, INVESTOR RELATIONS, AT (703) 660-6677 EXTENSION 6260 OR AT PAUL.LIBERTY@METROCALL.COM.

                               [METROCALL LOGO]

                                                                   April 3, 2000

                                PROXY STATEMENT

                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 3, 2000

     This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2000 Annual Meeting of the Stockholders of Metrocall, Inc. ("Metrocall"). The Annual Meeting will be held on Wednesday, May 3, 2000, at 9:00 a.m. eastern daylight savings time at The Ritz Carlton Hotel, located at 1250 Hayes Street, Alexandria, Virginia 22202.

     This Proxy Statement provides information about the Annual Meeting, the proposals on which you will be asked to vote at the Annual Meeting and other relevant information.

     On April 3, 2000, we began mailing information to people who, according to our records, owned shares of Metrocall's common stock at the close of business on March 15, 2000.

                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement contains forward-looking statements that involve risks and uncertainties. When used in this Proxy Statement, the words "believe," "intend," "may," "will" and "expect" and similar expressions as they relate to Metrocall or Metrocall's management are intended to identify such forward-looking statements. Metrocall undertakes no obligation to revise these forward-looking statements to reflect any future events or circumstances. Metrocall's actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, among others, those discussed under the heading "Risk Factors" included within "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Metrocall's Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated by reference into this Proxy Statement.

                                    CONTENTS

                                     PAGE
                                     NO.
                                     ----
INFORMATION ABOUT THE 2000 ANNUAL
  MEETING AND VOTING.............      1
PROPOSALS........................      4
     1. Election of Directors....      4
     2. Amendment of 1996 Stock
        Option Plan..............      8
     3. Amendment of Employee
        Stock Purchase Plan......     11
     4. Ratification of Arthur
        Andersen LLP as
        Independent Public
        Accountants..............     13
STOCK OWNERSHIP..................     14

                                     PAGE
                                     NO.
                                     ----
EXECUTIVE OFFICERS...............     16
EXECUTIVE COMPENSATION...........     17
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS...................     21
OTHER INFORMATION................     23
APPENDIX A: 1996 STOCK OPTION
  PLAN...........................    A-1
APPENDIX B: EMPLOYEE STOCK
  PURCHASE PLAN..................    B-1

              INFORMATION ABOUT THE 2000 ANNUAL MEETING AND VOTING

     The Board of Directors is soliciting your proxy to encourage your participation in the voting at the Annual Meeting and to obtain your support on each of the proposals. You are invited to attend the Annual Meeting and vote your shares directly. If you do not attend the Annual Meeting, you may vote by proxy, which allows you to direct another person to vote your shares at the Annual Meeting on your behalf.

THE ANNUAL MEETING

     Metrocall will hold the Annual Meeting on Wednesday, May 3, 2000, at 9:00 a.m. eastern daylight savings time at The Ritz Carlton Hotel, located at 1250 Hayes Street, Arlington, Virginia 22202.

THIS PROXY SOLICITATION

     This solicitation contains two parts: the proxy card and this Proxy Statement. The proxy card is the means by which you authorize another person to vote your shares in accordance with your instructions. This Proxy Statement provides you with information on the proposals and other matters that you may find useful in determining how to vote. On April 3, 2000, Metrocall began mailing this Proxy Statement to all people who, according to our stockholder records, owned shares of Metrocall's common stock at the close of business on March 15, 2000.

     Metrocall will pay for soliciting these proxies. Metrocall's directors, officers and employees may solicit proxies in person or by telephone, mail, facsimile or otherwise but they will not receive additional compensation for their services. Metrocall has also retained Corporate Investor Communications, Inc. to assist in distributing proxy solicitation materials and soliciting proxies at a cost of approximately $6,500, plus reasonable out-of-pocket expenses. Metrocall will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of stock held by record by them.

HOW TO VOTE YOUR SHARES

     You have one vote for each share of Metrocall's common stock that you owned of record at the close of business on March 15, 2000. The number of shares you own and may vote at the Annual Meeting is listed on the enclosed proxy card. You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Metrocall will have ballots for voting in person available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card or you may vote your shares electronically through the Internet or by telephone following the instructions on the proxy card. By completing and returning the proxy card, or by voting using the Internet or the telephone you will direct the persons designated on the proxy card (those persons are known as "proxies") to vote your shares at the Annual Meeting in accordance with your instructions. Ronald V. Aprahamian and Harry L. Brock, Jr. will serve as proxies for the Annual Meeting.

     If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return the proxy card or vote your shares using the Internet or by telephone before the Annual Meeting. IF YOU COMPLETE ALL OF THE PROXY CARD EXCEPT THE VOTING INSTRUCTIONS, THE DESIGNATED PROXIES WILL VOTE YOUR SHARES FOR EACH OF THE FOUR PROPOSALS. If any nominee for election to the Board is unable to serve as director, which is not anticipated, or if any other matters properly come before the meeting, the designated proxies will vote your shares in accordance with their best judgment.

HOW TO REVOKE YOUR PROXY

     You may revoke your proxy at any time before it is voted by any of the following means:

     - Notifying Metrocall's assistant secretary in writing that you wish to revoke your proxy.

     - Submitting a proxy dated later than your original proxy.

     - Attending the Annual Meeting and voting. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must obtain a ballot and vote your shares to revoke the proxy.

VOTE REQUIRED FOR APPROVAL


  Proposal 1:  Election of Four Directors          The four nominees who receive the most votes
                                                   will be elected. If you indicate "withhold
                                                   authority to vote" for a particular nominee on
                                                   your proxy card, your vote will not count
                                                   either for or against the nominee. If you hold
                                                   your shares with a broker and do not instruct
                                                   your broker how to vote, your broker has
                                                   authority to vote on this proposal in favor of
                                                   the Board's nominees.
  Proposal 2:  Amendment of 1996 Stock Option      Proposal 2 requires that the votes cast for
               Plan                                the proposal exceed the votes cast against the
                                                   proposal. If you abstain from voting, it will
                                                   have no effect on the outcome. Broker
                                                   non-votes have no effect on the outcome. (A
                                                   broker non-vote can occur if you hold your
                                                   shares with a broker and are asked to instruct
                                                   your broker how to vote your shares. If you do
                                                   not instruct your broker how to vote, your
                                                   broker will not be able to vote for or against
                                                   a proposal. If your broker returns a proxy
                                                   card for your shares without any voting
                                                   instructions, your shares will be counted as
                                                   "broker non-vote" shares.)
  Proposal 3:  Amendment of Employee Stock         Proposal 3 requires that the votes cast for
               Purchase Plan                       the proposal exceed the votes cast against the
                                                   proposal. If you abstain from voting, it will
                                                   have no effect on the outcome. Broker
                                                   non-votes have no effect on the outcome.
  Proposal 4:  Ratification of Selection of        Proposal 4 requires that the votes cast for
               Independent Public Accountants      the proposal exceed the votes cast against the
                                                   proposal. If you abstain from voting, it will
                                                   have no effect on the outcome. If you hold
                                                   your shares with a broker and do not instruct
                                                   your broker how to vote, your broker has
                                                   authority to vote in favor of this proposal.

     Proxies that are executed but unmarked will be voted FOR all proposals set forth in this Proxy Statement.

     Quorum. On the record date for the Annual Meeting (March 15, 2000), 43,652,258 shares of Metrocall's common stock were issued and outstanding. Metrocall's Bylaws require that a "quorum" be present at the Annual Meeting to transact business. A quorum will be present if a majority of Metrocall's common stock, or 21,826,130 shares, is represented at the Annual Meeting, in person or by proxy. If a quorum is not present, a vote cannot occur. Abstentions and broker non-votes will be counted in determining whether a quorum is present at the Annual Meeting.

WHERE TO FIND VOTING RESULTS

     Metrocall will publish the voting results in its Form 10-Q for the second quarter 2000, which we will file with the Securities and Exchange Commission (SEC) in August 2000.

ADDITIONAL INFORMATION

     Metrocall's Annual Report to Stockholders for the fiscal year ended December 31, 1999, including consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report tells you how to get additional information about Metrocall.

     On March 10, 2000, Metrocall filed its Annual Report on Form 10-K with the SEC. Stockholders may obtain a copy free of charge by writing to:

     Metrocall, Inc.
     Attn: Investor Relations
     6677 Richmond Highway
     Alexandria, Virginia 22306

                           -------------------------

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR APPROVAL OF ALL PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

                           -------------------------

                                   PROPOSALS

     We will present the following four proposals at the Annual Meeting. We do not intend to bring before the Annual Meeting any matters other than the four proposals. We do not know of any matters other than those set forth in this Proxy Statement that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, it is intended that the persons named in the proxy will vote in accordance with their best judgment on such matters.

     Any proposal intended to be presented by any stockholder for action at the 2001 Annual Meeting of the Stockholders must be received at Metrocall's principal executive offices no later than November 30, 2000.

1. ELECTION OF DIRECTORS

     The Board of Directors has nominated four directors to serve as directors for three-year terms beginning at this Annual Meeting and expiring at the 2003 Annual Meeting of the Stockholders. Those nominees are:

     William L. Collins, III
     Edward E. Jungerman
     Francis A. Martin, III
     Harold S. ("Pete") Wills

     It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named as nominees. The nominees have consented to serve as directors, and the Board believes that the nominees will serve if elected as directors. However, if any of the persons nominated by the Board is unable to serve for any reason (which is not anticipated), the Board may designate a substitute nominee or nominees. In that event, the proxies will be voted for the election of such substitute nominee or nominees. The Board may also decide to leave the Board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board. Proxies for the Annual Meeting may not be voted for more than four nominees.

BOARD OF DIRECTORS

     Metrocall's Bylaws provide that Metrocall shall have at least three and no more than 14 directors, unless certain events have occurred and are continuing that give the holders of Metrocall's Series A Convertible Preferred Stock the power to elect additional directors. Pursuant to the Board's authority to adjust the number of directors, the Board increased the number of directors from 11 to 13 effective on March 17, 2000. The holders of Metrocall's Series A Convertible Preferred Stock are entitled to designate two of the 13 directors.

     Under Metrocall's Restated Certificate of Incorporation, the 13 directors are divided into three classes: Class I -- four directors; Class II -- three directors; and Class III -- four directors. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until new successors are elected and qualified. The Class III directors are up for election at the Annual Meeting. The nominees Messrs. Collins, Jungerman, Martin and Wills are currently Class III directors.

NOMINEES AND CONTINUING DIRECTORS

     The following table sets forth the names of the nominees for election as directors and the directors who will continue to serve after the Annual Meeting. The table also sets forth each such person's age at March 15, 2000, the period during which he has served as a director, the expiration of his term, and the positions he currently holds with Metrocall.

                                     DIRECTOR    EXPIRATION         POSITIONS HELD
         NOMINEES             AGE     SINCE       OF TERM           WITH METROCALL
         --------             ---    --------    ----------         --------------
CLASS III DIRECTORS:
--------------------
William L. Collins, III       49       1994         2000      President, Chief Executive
                                                                Officer, Director and
                                                                Vice Chairman of the
                                                                Board
Edward E. Jungerman           57       1997         2000      Director
Francis A. Martin, III        56       1994         2000      Director
Harold S. ("Pete") Wills      57       2000         2000      Director

CONTINUING DIRECTORS
--------------------------
CLASS I DIRECTORS:
--------------------------
Harry L. Brock, Jr.           64       1982         2002      Director
Richard M. Johnston           65       1994         2002      Chairman of the Board
Jackie R. Kimzey              47       1997         2002      Director
George P. Stamas              49       2000         2002      Director

CLASS II DIRECTORS:
--------------------------
Ronald V. Aprahamian          53       1995         2001      Director
Max D. Hopper                 65       1997         2001      Director
Michael Levitt                41       2000         2001      Director

SERIES A PREFERRED STOCK
--------------------------
DESIGNATED DIRECTORS:
--------------------------
Michael Greene                38       1997         2002      Director
Royce R. Yudkoff              44       1997         2002      Director

     We set forth below certain biographical information regarding the directors of Metrocall.

NOMINEES -- CLASS III

     William L. Collins, III has been President and Chief Executive Officer of Metrocall since January 1996 and has served as Director and Vice Chairman of the Board since September 1994. From 1988 to 1994, Mr. Collins was the Chairman of the Board, Chief Executive Officer, President and a director of FirstPAGE USA, Inc. and its predecessor companies. Mr. Collins serves as Chairman of the Board of Directors of USA Telecommunications, Inc. and of Inciscent, Inc. From 1977 to 1988, Mr. Collins was President of C&C, Inc., a national communications marketing company.

     Edward E. Jungerman has been a director of Metrocall since December 1997. Mr. Jungerman was a director of ProNet Inc. from May 1992 until the merger of ProNet with Metrocall in December 1997. He has been President of Impulse Telecommunications Corporation, a strategic telecommunications consulting firm, since 1986. Mr. Jungerman has over 25 years experience in the telecommunications field, including senior executive positions at Northern Telecom, Inc. and private, start-up ventures in the specialized advanced telecommunications services field.

     Francis A. Martin, III has been a director of Metrocall since November 1994. Mr. Martin is a principal of U.S. Media Group and Chairman of the Board, President and Chief Executive Officer of Media Holdings, Inc. Mr. Martin previously served as President and Chief Executive Officer of Chronicle Broadcasting Company, a publicly-held television broadcasting company. Mr. Martin serves on the board of directors of Inciscent, Inc.

     Harold S. ("Pete") Wills has been director of Metrocall since March 2000. Mr. Wills has been President of PSINet Inc., since September 1998 and a Director and Chief Operating Officer of PSINet since April 1996. He was Executive Vice President of PSINet from April 1996 to September 1998. Mr. Wills served as Chief Operating Officer of Hospitality Information Networks, Inc. from July 1995 through January 1996. Mr. Wills was elected to the Board of Directors pursuant to the terms of PSINet's stock purchase agreement with Metrocall.

CONTINUING DIRECTORS -- CLASS I

     Harry L. Brock, Jr. founded Metrocall and served as Chairman of the Board (through January 1996) and President (through August 1995). Mr. Brock has been a director of Metrocall since 1982 and its predecessor companies since 1965. Mr. Brock was a founding partner of Cellular One of Washington, one of the first operating cellular systems. Mr. Brock also serves on the board of directors of TVL Corporation.

     Richard M. Johnston has served as Metrocall's Chairman of the Board since January 1996, and has been a member of the Board since August 1995. Since 1970, Mr. Johnston has been Vice President-Investments of The Hillman Company. Mr. Johnston also serves on the board of directors of The Hillman Company and Superconductor Technologies, Inc.

     Jackie R. Kimzey has been a director of Metrocall since December 1997. Mr. Kimzey was a founder and director of ProNet Inc. from 1983. He was Chairman of the Board of ProNet from March 1990 and its Chief Executive Officer from May 1983 until the merger of ProNet with Metrocall in December 1997. Mr. Kimzey served as President of ProNet from May 1983 until May 1991. Since 1999, Mr. Kimzey has also been a partner with Sevin Rosen Funds. Mr. Kimzey was also Chief Executive Officer of AirGate Wireless L.L.C.

     George P. Stamas has been a director of Metrocall since March 2000. Mr. Stamas has served as Vice Chairman of DeutscheBanc Alex. Brown since January 2000. From March 1996 until December 31, 1999, Mr. Stamas was a partner with the law firm of Wilmer, Cutler & Pickering and now serves as a consultant to Wilmer, Cutler & Pickering. Mr. Stamas is also counsel to and a limited partner of the Baltimore Orioles baseball team. From 1983 until March 1996, Mr. Stamas was a partner at Piper & Marbury L.L.P. Mr. Stamas also serves on the board of directors of Aether Systems, Inc., FTI Consulting, Inc., Luminant Worldwide Corporation and Inciscent, Inc. Mr. Stamas was elected to the Board of Directors pursuant to the terms of Aether's stock purchase agreement with Metrocall.

CONTINUING DIRECTORS -- CLASS II

     Ronald V. Aprahamian is a private investor and has been a member of Metrocall's Board since May 1995. Mr. Aprahamian serves on the board of directors of Sunrise Assisted Living, Inc. Mr. Aprahamian was Chairman and Chief Executive Officer of The Compucare Company, a health care computer software services firm from January 1988 to October 1996.

     Max D. Hopper has been a director of Metrocall since December 1997. Mr. Hopper was a director of ProNet from May 1997 until ProNet's merger with Metrocall in December 1997. Since 1995, Mr. Hopper has been the Principal and Chief Executive Officer of Max D. Hopper Associates, a consulting firm that specializes in creating benefits for the strategic use of advanced information technologies. Prior to 1995, Mr. Hopper spent 20 years in several positions with AMR Corporation, American Airlines' parent company. Mr. Hopper is also a director for Accrue Software, Inc., Gartner Group, Inc., USDATA Corporation, Worldtalk Corporation, Payless Cashways, Inc., Exodus Communications Inc. and United Stationers Inc.

     Michael Levitt has been a director of Metrocall since March 2000. Mr. Levitt has been a partner of Hicks, Muse, Tate & Furst, Incorporated since 1996. From 1993 through 1995, Mr. Levitt was a managing director and deputy head of investment banking with Smith Barney Inc. Mr. Levitt serves as a director of AMFM, Inc., Awards.com, El Sitio, Inc. G.H. Mumm/Perrier/Jouet, Grupo MVS, S.A. de C.V., Ibero-American Media Partners II ltd., Inciscent, Inc., International Home Foods, Inc., PeopleLink.com, RealPulse.com, Regal

Cinemas, Inc. RCN Corporation, Rythms NetConnections, Inc., STC Broadcasting, Inc. and StreetZebra.com. Mr. Levitt was elected to the Board of Directors pursuant to the terms of Hicks Muse's stock purchase agreement with Metrocall.

CONTINUING DIRECTORS -- SERIES A PREFERRED STOCK DESIGNEES

     Michael Greene has been a director of Metrocall since January 1997. He is a Managing Director of UBS Capital LLC, which is the private equity subsidiary of the Union Bank of Switzerland. Mr. Greene has worked in Union Bank's private equity and leveraged finance businesses since he joined it in 1990. Mr. Greene serves on the board of directors of CBP Resources Inc.

     Royce R. Yudkoff has been a director of Metrocall since April 1997. Mr. Yudkoff is the Managing Partner of ABRY Partners, Inc., a private equity investment firm which invests in the communications and media industries. Prior to co-founding ABRY in 1988, Mr. Yudkoff was a partner at Bain & Company, an international management consulting firm where he had significant responsibility for Bain's media practice. Mr. Yudkoff serves on the board of directors of Muzak, Pinnacle Holdings, Inc. and several other private companies.

MEETINGS AND COMMITTEES

     During 1999, the Board of Directors held four regular and four special meetings and took action by written consent two times in lieu of additional meetings. Every director attended at least 75% of the aggregate of (1) the total number of Board meetings and (2) total number of the meetings of committees on which the director served.

     Nominating Committee. Nominations for director are made by the Board of Directors. The Board of Directors has appointed a Nominating/Corporate Governance Committee to make recommendations to the Board regarding Board structure and membership. At December 31, 1999, Messrs. Yudkoff (chair), Brock, Johnston and Kimzey were members of this committee. During 1999, this committee held two meetings.

     Metrocall's Bylaws permit stockholders eligible to vote for the election of directors at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of Metrocall. To be timely, notice must be received at the principal executive offices of Metrocall no later than the date designated for receipt of stockholder proposals in a prior public disclosure made by Metrocall. For the 2001 Annual Meeting, that date is November 30, 2000.

     Audit Committee. The Board of Directors has appointed an Audit Committee to review the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of Metrocall's internal financial and accounting controls and the Board's response to that letter, if deemed necessary. At December 31, 1999, Messrs. Aprahamian (chair) Greene and Jungerman were members of the Audit Committee. During 1999, the Audit Committee held four meetings.

     Compensation Committee. The Board of Directors has appointed a Compensation Committee to consider compensation matters. At December 31, 1999, Messrs. Martin (chair) and Greene were members of the Compensation Committee. During 1999, the Compensation Committee held three meetings. On February 2, 2000, the Board of Directors appointed Mr. Yudkoff to this committee.

     Strategy Committee. The Board of Directors has appointed a Strategy Committee to consider actions that would further Metrocall's business strategy. At December 31, 1999, Messrs. Hopper (chair), Aprahamian, Collins, Jungerman and Kimzey were members of this committee. During 1999, this committee held three meetings.

DIRECTOR COMPENSATION

     Directors who are full-time officers of Metrocall receive no additional compensation for serving on the Board or its committees.

Directors who are not full-time officers of Metrocall receive an annual fee of $15,000, plus $2,000 for each regular board meeting attended and $1,000 for each special board or committee meeting attended (other than a committee meeting that occurs on the same day as an otherwise scheduled board meeting). Pursuant to a special agreement, Mr. Johnston receives compensation of $30,000 per year, in addition to $5,000 for each Board meeting attended and $1,000 for each special board or committee meeting attended (other than a committee meeting that occurs on the same days as an otherwise schedule board meeting). Directors are reimbursed for travel costs and other out-of-pocket expenses incurred in attending meetings.

     The Metrocall, Inc. 1996 Stock Option Plan, as amended, provides for formula grants of stock options to directors who have never been officers or employees of Metrocall and allows the Board to make discretionary grants to any director. Under the plan, every eligible director who begins services on the Board receives an initial option to purchase 10,000 shares of Metrocall's common stock. Each eligible director also receives an additional option to purchase 1,000 shares of Metrocall's common stock on each anniversary of the initial option, provided that the director continues to be an eligible director on each anniversary date. These options become fully exercisable six months after the date of grant. The exercise price for options granted to directors is the fair market value of Metrocall's common stock on the date the option is granted. During 1999, each nonemployee director received formula options to purchase 1,000 shares of Metrocall's common stock at prices ranging from $2.75 per share to $5.63 per share. Each director who was not a full-time officer received discretionary grants to purchase 10,000 shares of Metrocall's common stock at $5.13 per share except for the Chairman, Mr. Johnston, who received discretionary grants to purchase 25,000 shares of Metrocall's common stock at $5.13 per share.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MESSRS. COLLINS, JUNGERMAN, MARTIN, AND WILLS AS DIRECTORS.

2. AMENDMENT OF 1996 STOCK OPTION PLAN

     Metrocall is asking you to approve an amendment to the 1996 Stock Option Plan that will increase the number of shares of Metrocall's common stock Metrocall can issue from 8,016,000 to 10,516,000. The Board believes that this increase is warranted in order to provide sufficient options to incentivize employees as Metrocall grows and competes with other technology companies for qualified personnel. After the increase, the authorized number of options will represent 13% of Metrocall's outstanding shares, which are approximately 80.3 million after Metrocall's recent issuances of common stock. The amendment is effective at and contingent upon stockholder approval.

     What follows is a summary of the 1996 Stock Option Plan as it will be if the stockholders approve the amendment. We intend for this to be a fair and complete summary of the plan, but we are also attaching as Appendix A the full text of the plan, which governs.

SUMMARY OF THE PLAN

     Purpose and Scope. Metrocall has used and intends to use the plan to recruit, reward, and retain employees and directors. Under the plan, the Board's Compensation Committee (or the Board) may grant options for up to 10,516,000 shares.

     Plan Administration. The plan authorizes the Compensation Committee to administer the plan, unless the Board chooses to do so. (The term "Administrator" will cover whichever body is administering the plan.) The Administrator's authority includes granting options to purchase shares, determining which options are incentive stock options (ISOs) and which are nonqualified stock options (NQSOs), determining the exercise price of the options granted, and exercising broad discretion to set or amend other terms. Only the Board can set or change option terms for outside directors.

     Participants. The Administrator may grant options to employees and directors, a total of approximately 3,700 persons as of March 15, 2000. (We will refer to persons who receive options as "optionees.") The Administrator may also grant options or other awards to replace awards granted outside the plan, including situations where Metrocall has acquired or merged with another entity.

     Options. The Administrator can grant options (the right to purchase shares at a fixed price for up to a fixed length of time). Those options can be either NQSOs or ISOs. The primary difference between the two forms is that stricter tax rules and limits apply to ISOs.

     ISO Limits. Four limits apply to ISOs under the plan. The first is that ISO treatment is limited based on when the options first become exercisable -- only the first $100,000 in common stock (valued as of the date of grant) that becomes exercisable under an individual's ISOs in a given year will receive ISO tax treatment. The second limitation is that the option price must at least equal 100% of the fair market value of the shares on the date of grant of the option. The third limitation is that the option price for stockholders holding 10% or more of the outstanding shares of the common stock must at least equal 110% of the fair market value of the common stock. The fourth limitation, under the amended plan's terms, is that ISOs can cover no more than 3,000,000 shares.

     Individual Limit. Under the plan, the Administrator cannot grant NQSOs or ISOs for more than 1,000,000 shares in any calendar year to any individual. Counting against this number would be any options or shares granted in a year that expire or that the Administrator replaces within the same year. The Administrator has no expectation of granting options for 1,000,000 shares in any year.

     Exercise Price. The Administrator normally sets the exercise price for all options (the price someone must pay for a share of common beneficial interest) at the market price when granted or, if contingent on shareholder approval, when approved. The plan permits the exercise price to be as low as par value for NQSOs. Metrocall does not receive separate consideration for the granting of options, other than the services the optionees provide.

     Option Exercise and Transfer Restrictions. Employee optionees who have received their options from Metrocall (and not as replacement options) generally can only exercise an option while employed by Metrocall. (Longer terms typically apply to options granted in replacement of options issued by companies merged into or acquired by Metrocall.) An optionee cannot transfer his options other than to someone after death.

     Director Options. The plan provides for an automatic grant of an NQSO for 10,000 shares when an eligible director first joins the Board and for further grants of NQSOs for 1,000 shares on each anniversary of the initial option. These formula options become exercisable six months after grant and remain in effect until the tenth anniversary of their date of grant. The plan gives the Board the authority to make discretionary grants of options to directors, and those can be under different terms than the formula options.

     Option Expiration. Options will terminate no later than ten years after their date of grant. However, options intended to be ISOs under the plan will expire no later than five years after the date of grant if the optionee owns (or is treated as owning) more than 10% of the outstanding shares. The Administrator may not grant options under the plan after April 5, 2006.

     Effects of Certain Changes of Control. The plan provides that option exercisability will accelerate and restrictions will lapse to the extent option agreements or employment agreements so provide. In certain circumstances, either an acquirer must assume or replace the options or the optionees will have some period of time before certain specified transactions occur to exercise options (including options not yet exercisable) after which time the plan and options will terminate. These circumstances generally include Metrocall's dissolution or liquidation, its merger into another corporation, sale of substantially all its assets, or another transaction in which a person or entity acquires 80% of the voting power of the combined classes of Metrocall's stock.

     Amendments and Termination. The Board may at any time suspend, terminate, modify or amend the plan but must receive stockholder approval to the extent required to preserve ISO treatment. No suspension, termi-nation, modification or amendment of the plan may adversely affect any option previously granted, unless the optionee consents.

TAX CONSEQUENCES

     Nonqualified Stock Options. An optionee will not be taxed when he receives an NQSO. When he exercises an NQSO, he will generally owe taxes on ordinary income on the difference between the value of the shares he receives and the price he pays, with the "spread" treated like additional salary for an employee. He may then owe taxes again if and when he sells the shares. That tax would be on the difference between the price he received for the share and his "basis," which is the sum of the price he originally paid plus the value of the shares on which he originally paid income taxes. Depending upon how long he held the shares before selling, he may be eligible for favorable tax rates for certain kinds of capital gains. In addition, Metrocall will receive an income tax deduction for any amounts of "ordinary income" to him.

     Incentive Stock Options. An optionee will not be taxed when he receives an ISO and will not be taxed when he exercises the ISO, unless he is subject to the alternative minimum tax (AMT). If he holds the shares purchased upon exercise of the ISO (ISO Shares) for more than one year after the date he exercised the option and for more than two years after the option grant date, he generally will realize long-term capital gain or loss (rather than ordinary income or loss) when he sells or otherwise disposes of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

     If the optionee sells the ISO Shares in a "disqualifying disposition" (that is, within one year from the date he exercises the ISO or within two years from the date of the ISO grant), he generally will recognize ordinary compensation income equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the price he paid or (2) the amount he realized on the sale. For a gift or another disqualifying disposition where a loss, if sustained, would not usually be recognized, he will recognize ordinary income equal to the fair market value of the shares on the date of exercise minus the price he paid. Any amount realized on a disqualifying disposition that exceeds the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending, under current law, on whether he held the shares for at least 12 months. Metrocall can generally take a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income he recognizes but cannot deduct the amount of the capital gains.

     Alternative Minimum Tax. The difference between the exercise price and the fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is a certain percentage of an individual taxpayer's alternative minimum taxable income that is lower than the regular tax rates but covers more income. Taxpayers determine their alternative minimum taxable income by adjusting regular taxable income for certain items, increasing that income by certain tax preference items, and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced when he sells by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

     Potential Limitation on Company Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation it pays to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. The tax rules disregard certain kinds of compensation, including qualified "performance-based compensation," for purposes of the deduction limitation. Compensation attributable to share options will qualify as performance-based compensation, provided that: (1) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (2) the stockholders approve that per-employee limitation; (3) the option is granted by a compensation committee with voting members comprised solely of "outside directors"; and (4) either the exercise price of the option is at least equal to the fair market value of the shares on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of an objective performance goal established by the compensation committee while the outcome is substantially uncertain. Metrocall intends and expects the option grants to be exempt from Section 162(m) as performance-based.

     This is a summary of the general principles of current federal income tax law applicable to the purchase of shares under the amended plan. While we believe that the description accurately summarizes existing provisions of the Internal Revenue Code of 1986, as amended, and its legislative history and regulations, and the applicable administrative and judicial interpretations, these statements are only summaries, and the rules in question are quite detailed and complicated. Moreover, legislative, administrative, regulatory or judicial changes or interpretations may occur that would modify such statements. Individual financial situations may vary, and state and local tax consequences may be significant. Therefore, no one should act based on this description without consulting his own tax advisors concerning the tax consequences of purchasing shares under the Plan and the disposing of those shares. In addition, different rules may apply if the optionee is subject to foreign tax laws or pays the exercise price using shares he already owns.

NEW PLAN BENEFITS

     Other than the formula grants to non-employee directors, the Administrator makes grants under the plan in its discretion. Consequently, we cannot fully determine the amount or dollar value at this time, other than to note that the Administrator has not granted options contingent on approval of the plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT OF THE 1996 STOCK OPTION PLAN.

3. AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

     Metrocall is asking you to approve an amendment to the Employee Stock Purchase Plan that will increase the number of shares of Metrocall's common stock Metrocall can issue from 1,000,000 to 2,000,000. The amendment is effective and contingent upon stockholder approval.

     What follows is a summary of the Employee Stock Purchase Plan as it will be if the stockholders approve the amendment. We intend for this to be a fair and complete summary of the plan, but we are also attaching as Appendix B the full text of the plan, which governs.

SUMMARY OF THE PLAN

     Purpose and Scope. The ESPP offers eligible employees the opportunity to purchase shares of Metrocall common stock through after-tax payroll withholding. The ESPP is intended to permit employees to acquire an equity interest in Metrocall, which thereby will create a stronger incentive to expend maximum effort for the growth and success of Metrocall and its subsidiaries. Funds received by Metrocall under the ESPP may be used for any general corporate purpose.

     Eligibility. All common law employees of Metrocall and certain subsidiaries (including part-time and seasonal employees other than employees who are employed by Metrocall for less than one month at the beginning of the Payroll Deduction Period) and holders of more than 5% of the common stock of Metrocall and its subsidiaries, either directly or by attribution are eligible to participate in the ESPP. As of March 15, 2000, there were approximately 3,700 employees currently eligible to participate in the ESPP.

     Shares Available Under the ESPP. As amended, subject to stockholder approval, the ESPP authorizes the issuance of up to 2,000,000 shares of Metrocall common stock from authorized but unissued shares or from stock owned by Metrocall, including stock purchased on the market. The number of shares issuable under the ESPP will be adjusted for stock dividends, stock splits, reclassifications and other changes affecting the Metrocall common stock. Because the ESPP permits participants to choose their own level of participation, subject to overall tax and program limits, the specific amounts to be granted to particular persons cannot be determined in advance.

     Administration. The ESPP is administered by the Compensation Committee of the Metrocall Board of Directors (the "Compensation Committee"). The Compensation Committee has the authority and discretion to specify the terms and conditions of options granted to employees (within the limitations of the ESPP) and to otherwise interpret and construe the terms of the ESPP and any agreements governing options granted under the ESPP. Under the ESPP, the Compensation Committee (or the Metrocall Board of Directors) can lengthen or shorten the Payroll Deduction Periods, increase the purchase price for shares, or make other administrative adjustments. The ESPP also specifically provides for indemnification of the Compensation Committee, other directors, and agents for actions taken with respect to the ESPP.

OPTIONS GRANTED UNDER THE ESPP

     General. Pursuant to the ESPP, employees have the option to purchase shares. All options granted under the ESPP will be evidenced by participation agreements. The Committee has broad discretion to determine the timing, amount, exercisability, and other terms and conditions of options granted to employees. No options granted or funds accumulated under the ESPP are assignable or transferable, other than by will or in accordance with the laws of descent and distribution. Payroll Deduction Periods for the ESPP are semi-annual.

     Election to Participate. Employees must elect before the beginning of a given Payroll Deduction Period to participate.

     Exercise Price. The exercise price for options under the ESPP will be equal to the lesser of 85% of the fair market value on the first day of the Payroll Deduction Period and 85% of the fair market value on the last day of the Payroll Deduction Period or such higher price as the Compensation Committee sets before a Payroll Deduction Period begins. No participant can purchase more than $25,000 worth of Metrocall common stock in all Payroll Deduction Periods ending during the same calendar year. The closing price of a share of Metrocall common stock, as reported on March 15, 2000 was $12.375.

     Exercise. Options granted under the ESPP to employees will be automatically exercised as of the last day of the Payroll Deduction Period, unless the participant has requested withdrawal of his payroll contributions at least thirty days earlier. The number of shares to be purchased will be determined by dividing the dollars accumulated through payroll withholding by the exercise price and rounding down to the nearest whole number of shares.

     Termination of Service. If an employee's employment ends for any reason, including death, the employee's account will be distributed, and the employee will immediately cease to participate in the ESPP.

     Stockholder Approval. In general, stockholder approval is only required for changes to the extent necessary to preserve the ESPP's status as a plan under Section 423 of the Code.

AMENDMENT OR TERMINATION OF THE ESPP

     Subject to the foregoing, the Board of Directors may amend or terminate the ESPP at any time and from time to time. Absent extension by the Board with stockholder approval, the ESPP will terminate no later than December 31, 2007.

TAX CONSEQUENCES

     The following summarizes certain federal income tax consequences of participation in the ESPP. It does not cover employment taxes except as specific, nor does it cover other federal, state, local, or foreign tax consequences, if any.

     Rights granted under the ESPP are intended to qualify for the favorable federal income tax treatment provided by an employee stock purchase plan that qualifies under Section 423 of the Code.

     A participant's withheld compensation will be post-tax. In other words, the participant will be taxed on amounts withheld for the purchase of shares of Metrocall common stock as if he had instead received his full salary or wages. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon how long the shares were held before disposition.

     If the purchased shares of common stock are disposed of more than two years after the beginning of the applicable Payroll Deduction Period (July 1 or January 1) and more than one year after the exercise date or if the participant dies at any time while holding the stock, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition or death over the purchase price or (b) 15% of fair market value of the stock as of the beginning of the applicable offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Net long-term capital gains for individuals are currently subject to a maximum marginal federal income tax rate that is less than the maximum marginal rate for ordinary income.

     If the participant sells or disposes of the stock before the expiration of either of the holding periods described above (a "disqualifying disposition"), then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. Metrocall may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain on a sale will be treated as capital gain. Even if the stock is sold for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on the exercise date. Any capital gain or loss will be long- or short-term depending on whether the stock has been held for more than one year.

     There are no federal income tax consequences to Metrocall by reason of the grant or exercise of rights under the Plan. Metrocall will, in general, be entitled to a deduction to the extent amounts are taxed as ordinary income to a participant by reason of a disqualifying disposition of the purchased shares of stock, but will not be entitled to a deduction in respect of the ordinary income realized by a participant upon a later disposition, or realized upon death. Metrocall's deduction may be limited under Code Section 162(m) and may be subject to disallowance for failure to report the optionee's income (which could arise if an optionee does not notify Metrocall of the sale of stock in a disqualifying disposition).

NEW PLAN BENEFITS

     Benefits to be awarded under the ESPP to employees vary depending upon the elections of the participants as to their level of participation. No non-employee directors are eligible to participate. No additional benefits have been granted under the ESPP that are conditioned upon approval of the ESPP Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

4. RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2000

     Arthur Andersen has served as our independent public accountants since 1993. Metrocall would like to continue its relationship with Arthur Andersen. We expect representatives of Arthur Andersen to be present at the Annual Meeting to answer your questions and make a statement if they desire to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS METROCALL'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                STOCK OWNERSHIP

     There were 43,652,258 shares of Metrocall's common stock issued and outstanding on March 15, 2000. The following table sets forth certain information, as of March 15, 2000, regarding beneficial ownership of Metrocall's common stock by (1) each director and executive officer of Metrocall, (2) all directors and executive officers of Metrocall as a group and (3) each person who is known to Metrocall to own more than 5% of Metrocall's common stock. Because the record date is March 15, 2000, the following table does not reflect the
36.66 million shares of Metrocall common stock issued on March 17, 2000. Holders of these shares will not be entitled to vote at the Annual Meeting.

     Under the rules of the SEC a beneficial owner of Metrocall's common stock is a person who directly or indirectly has or shares voting power or investment power with respect to the shares of common stock. Voting power is the power to direct the vote of the shares. Investment power is the power to dispose of or direct the disposition of the shares. Beneficial ownership of the shares also includes those shares as to which voting power or investment power may be acquired within 60 days.

     The information on beneficial ownership in the table and the footnotes is based upon Metrocall's records and the most recent Schedule 13D or 13G filed by each such person or entity. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares shown.

                                                           NUMBER OF SHARES     PERCENT OF
                                                             BENEFICIALLY      COMMON STOCK
                          NAME                                  OWNED          OUTSTANDING
                          ----                             ----------------    ------------
Richard M. Johnston, Chairman of the Board and
  Director...............................................       129,305(a)            *
William L. Collins, III, President, Chief Executive
  Officer, Vice Chairman of the Board and Director.......     1,074,933(b)          2.4%
Vincent D. Kelly, Chief Financial Officer, Treasurer and
  Executive Vice President...............................       481,588(c)          1.1%
Steven D. Jacoby, Chief Operating Officer and Executive
  Vice President.........................................       382,079(d)            *
Ronald V. Aprahamian, Director...........................        95,000(e)            *
Harry L. Brock, Jr., Director............................     2,725,710(f)          6.2%
Michael Greene, Director.................................        51,280(g)            *
Max D. Hopper, Director..................................        49,000(h)            *
Edward E. Jungerman, Director............................        52,150(i)            *
Jackie R. Kimzey, Director...............................       260,315(j)            *
Francis A. Martin, III, Director.........................        92,000(k)            *
Royce R. Yudkoff, Director...............................        49,061(l)            *
All directors and executive officers as a group (12
  persons)...............................................     5,442,421(m)         11.9%
Wellington Management Company, LLP.......................     2,419,542(n)          5.5%
  75 State Street Boston, Massachusetts 02109
Paul Tudor Jones, II.....................................     2,373,820(o)          5.4%
  600 Steamboat Road Greenwich, Connecticut 06830

-------------------------

   *   Less than 1%.
  (a) Includes 129,000 shares of Metrocall's common stock issuable upon the exercise of options granted under Metrocall's stock option plans.
  (b)  Includes 19,396 shares owned of record by USA
       Telecommunications, Inc. ("USA Tel"); 305 shares owned by
       William L. Collins, Jr.; and 711,846 shares issuable upon the exercise of options.
  (c) Includes 406,588 shares issuable upon the exercise of options granted under Metrocall's stock option plans.
  (d) Includes 988 shares owned of record by USA Tel and 309,477 shares issuable upon the exercise of options.
  (e) Includes 40,000 shares of Metrocall's common stock issuable upon exercise of options granted under Metrocall's stock option plans.
  (f) Includes 147,510 shares issuable upon exercise of options granted under Metrocall's stock option plans.
  (g)  Includes 14,280 shares held by UBS Capital LLC, of which Mr.
       Greene is a Managing Director and 37,000 shares of Metrocall's common stock issuable upon exercise of options granted under Metrocall's stock options plans.
  (h) Includes 40,000 shares of Metrocall's common stock issuable upon exercise of options granted under Metrocall's stock option plans.
  (i) Includes 51,250 shares of Metrocall's common stock issuable upon exercise of options granted under Metrocall's stock option plans.
  (j) Includes 251,500 shares of Metrocall's common stock issuable upon exercise of options granted under Metrocall's stock option plans and 7,920 shares owned of record by certain members of Mr. Kimzey's family.
  (k) Includes 42,000 shares of Metrocall's common stock issuable upon exercise of options granted under Metrocall's stock option plans.
  (l) Includes 37,000 shares of Metrocall's common stock issuable upon exercise of options granted under Metrocall's stock option plans.
  (m) Includes an aggregate of 3,212,171 shares of Metrocall's common stock issuable upon the exercise of options granted under Metrocall's stock option plans; and 2,203,171 shares through beneficial ownership
  (n) Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own
       2,419,542 shares of Metrocall, which shares are held of record by clients of Wellington Management Company, LLP.
       Includes 1,559,042 shares as to which Wellington Management
       Company, LLP has shared power to vote or to direct the vote, and 2,419,549 shares as to which it has shared power to dispose or direct the disposition.
  (o) The shares of Metrocall common stock reported herein as beneficially owned are owned directly by Tudor BVI (590,870 shares), Tudor Proprietary Trading, L.L.C. (TPT) (151,910 shares), The Altar Rock Fund (5,710 shares), The Raptor
       Global Portfolio Ltd. (Raptor Portfolio) (1,471,480 shares) and The Upper Mill Capital Appreciation Fund, Ltd. (Upper
       Mill) (153,810 shares). Each reporting person named has shared power to vote or to direct the vote and shared power to dispose or direct the disposition of their respective shares. Tudor Investment Corporation (TIC) is the sole general partner of The Altar Rock Fund and provides investment advisory services to Raptor Portfolio, Tudor BVI and Upper Mill. TIC may be deemed to beneficially own the shares of common stock owned by each of such reporting persons. TIC expressly disclaims such beneficial ownership.
       Mr. Jones is the controlling shareholders of TIC and the indirect controlling equity holder of TPT, Mr. Jones may be deemed to beneficially own the shares of common stock deemed beneficially owned by TIC and TPT. Mr. Jones expressly disclaims such beneficial ownership.

                               EXECUTIVE OFFICERS

     Executive officers of Metrocall serve at the pleasure of the Board of Directors, subject to the provisions of their employment agreements. This table sets forth the names of the executive officers of Metrocall, their ages as of March 15, 2000, and their positions with Metrocall.

               NAME                  AGE                        POSITION
               ----                  ---      ---------------------------------------------
William L. Collins, III............  49       President and Chief Executive Officer
Vincent D. Kelly...................  40       Chief Financial Officer, Treasurer, and
                                                Executive Vice President
Steven D. Jacoby...................  42       Chief Operating Officer and Executive Vice
                                                President

     We set forth below certain biographical information concerning the individuals listed above.

     William L. Collins, III has been President and Chief Executive Officer of Metrocall since January 1996. He served as Director and Vice Chairman of the Board since September 1994. From 1988 to 1994, Mr. Collins was the Chairman of the Board, Chief Executive Officer, President and a director of FirstPAGE USA, Inc. and its predecessor companies. Mr. Collins serves as Chairman of the Board of Directors of USA Telecommunications, Inc. and Inciscent, Inc. From 1977 to 1988, Mr. Collins was President of C&C, Inc., a national communications marketing and management company.

     Vincent D. Kelly has been the Chief Financial Officer and Vice President of Metrocall since January 1989. Mr. Kelly has also served as Treasurer since August 1995. He was appointed Executive Vice President in February 1997. Mr. Kelly served as Chief Operating Officer and Chief Financial Officer of Metrocall from February 1993 through August 31, 1994, when Metrocall acquired FirstPAGE USA, Inc. Mr. Kelly was a director of Metrocall from 1990 until November 1996. Mr. Kelly serves as Treasurer and Secretary of Inciscent, Inc. Mr. Kelly is a certified public accountant.

     Steven D. Jacoby has been Chief Operating Officer and Vice President of Metrocall since September 1994. Mr. Jacoby was appointed Executive Vice President in February 1997. Mr. Jacoby joined Metrocall from FirstPAGE USA, Inc. where he had served as Chief Operating Officer, Vice President and Secretary since 1988. Mr. Jacoby was a director of Metrocall from September 1994 until November 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth a summary of all compensation during the last three fiscal years for (1) Metrocall's Chief Executive Officer, and (2) the executive officers of Metrocall whose aggregate annual salary and bonus exceeded $100,000 for the year ended December 31, 1999 (the "named executive officers").

                                               FOR THE                              LONG TERM
                                                YEAR                               COMPENSATION
                 NAME AND                       ENDED                             --------------     ALL OTHER
            PRINCIPAL POSITION               DECEMBER 31     SALARY    BONUS(a)      OPTIONS        COMPENSATION
------------------------------------------  -------------   --------   --------   --------------   --------------
William L. Collins, III...................    1999          $500,000   $425,000       150,000         $51,292(b)(d)
  President and Chief Executive Officer       1998           496,159    425,000       500,000          36,442(b)
                                              1997           372,690    337,500       200,000(c)       35,000(b)
Vincent D. Kelly..........................    1999          $375,000   $325,000       100,000         $ 3,200(d)
  Chief Financial Officer,                    1998           322,692    325,000       150,000           2,500(d)
    Treasurer and Executive Vice President    1997           249,230    225,000       256,588(c)          688(d)
Steven D. Jacoby..........................    1999          $375,000   $325,000       100,000         $ 3,200(d)
  Chief Operating Officer                     1998           322,692    325,000       150,000           1,512(d)
    and Executive Vice President              1997           249,230    225,000       150,000(c)          688(d)

-------------------------
(a) Includes bonuses earned in the year indicated, whether paid in the year indicated or the following year.
(b) Payments by Metrocall for life insurance premiums pursuant to Mr. Collins' employment contract.
(c) Includes options granted in previous years that were repriced during 1997 as follows: Mr. Collins, 100,000 options; Mr. Kelly, 206,588 options; Mr. Jacoby, 100,000 options.
(d) Allocation of employer contribution under the Metrocall, Inc. Savings and Retirement Plan.

OPTION GRANTS IN 1999

     The following table sets forth information concerning grants of stock options to the named executive officers during the fiscal year ended December 31, 1999.

                                              % OF TOTAL
                                               NUMBER OF                                POTENTIAL REALIZABLE
                                                SHARES                                    VALUE AT ASSUMED
                                 NUMBER       UNDERLYING                                   ANNUAL RATES OF
                               OF SHARES        OPTIONS                               STOCK PRICE APPRECIATION
                               UNDERLYING     GRANTED TO      EXERCISE                     FOR OPTION TERM
                                OPTIONS      EMPLOYEES IN      PRICE     EXPIRATION   -------------------------
            NAME               GRANTED(a)   FISCAL YEAR (%)    ($/SH)       DATE        5% ($)        10% ($)
            ----               ----------   ---------------   --------   ----------   -----------   -----------
William L. Collins, III......   150,000          8.6%          $3.219      5/5/09       $303,662      $769,539
Vincent D. Kelly.............   100,000          5.7%           3.219      5/5/09        202,441       513,026
Steven D. Jacoby.............   100,000          5.7%           3.219      5/5/09        202,441       513,026

-------------------------

(a) Options granted to Messrs. Collins, Kelly, and Jacoby become exercisable on May 5, 2001 two years from the date of grant.

AGGREGATE OPTION EXERCISES IN 1999 AND OPTION YEAR-END VALUE

     No options were exercised in 1999. The following table sets forth the fiscal year-end value of all unexercised options held by the named executive officers.

                                        NUMBER OF SHARES
                                     UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                           OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                        DECEMBER 31, 1999            DECEMBER 31, 1999
               NAME                 EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
               ----                 -------------------------    -------------------------
William L. Collins, III...........       711,846/375,000                $ 7,670/--
Vincent D. Kelly..................       406,588/250,000                     --/--
Steven D. Jacoby..................       309,477/250,000                $ 6,136/--

EMPLOYMENT ARRANGEMENTS

     Messrs. Collins, Kelly and Jacoby are parties to employment contracts that, as extended, provide for terms of employment through December 31, 2002 (with automatic extensions). Under these agreements, as amended effective January 1, 1999, Messrs. Collins, Kelly and Jacoby have salaries of $500,000, $375,000, and $375,000 respectively.

     Termination of Employment. Each of Messrs. Collins', Kelly's and Jacoby's contracts provides for certain payments if the executive's employment is terminated without cause, if the executive terminates the contract for good reason or if the executive's employment is terminated by reason of death or disability. In such event, Metrocall will pay the executive or his estate the full base salary and benefits (in connection with termination without cause or resignation for good reason) that would otherwise have been paid to the executive during the remaining term of the agreement. Terminations without cause or resignations for good reason would also require Metrocall to pay the executive, at his election, the difference between the fair market value of stock subject to options (including those otherwise unexercisable) and the price he would have had to pay to exercise the options. If the executive voluntarily terminates employment (other than for good reason), Metrocall will pay the executive one year's base salary and benefits under the contract. The reasons for resignation for good reason under each contract include the termination of any of the other executives for reasons other than cause, death, or disability.

     Change of Control. Messrs. Collins, Kelly and Jacoby also are parties to separate change of control agreements which, as extended, run through December 31, 2002 (with automatic extensions). Changes of control are defined as (1) any action required to be reported under Item 6(e) of Schedule 14A as a "change of control" (generally a 50% change in share ownership but other changes may also qualify); (2) any person's acquiring more than 25% of the voting power of Metrocall voting stock without the Board's prior approval; (3) changes in Board membership such that during any two consecutive years, Board members at the beginning constitute less than a majority of the Board of Directors at the end (including as Board members at the beginning of the period any directors added during the period with approval of two-thirds of the Board); (4) a merger or reorganization in which Metrocall does not survive or in which the outstanding shares of Metrocall are converted into other shares or securities (except through a reincorporation or creation of a holding company); (5) a more than 50% turnover of voting power in a merger, reorganization, or similar transaction approved by stockholders, unless 75% of the Board of Directors carries over to the new entity; or (6) any other event the Board determines constitutes a change of control. A change of control is also deemed to occur if the executive is removed at the request of a third party who has taken steps to effect a change of control or the termination was otherwise caused by a change of control. Under the change of control agreements, executives would be entitled to payment of three times the sum of their salary and most recent bonus within 30 days after termination of employment after a change of control (other than termination for death, disability, or cause), together with a payment of the option spread (as described above under "Termination of Employment"), paid health coverage for up to 18 months, and certain other benefits. Payment would be grossed up, as necessary, to provide that the executive receives his payments net of any excise taxes and any taxes on the excise payment (but the executive would remain responsible for any income taxes on the payment).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Executive Compensation Philosophy. Metrocall's philosophy regarding executive compensation is to offer competitive and fair compensation that will attract and retain key executives in the face of high demand for a management team with experience in consolidating the paging and wireless messaging industry and to reward executives and hold them accountable for Metrocall's overall performance. Particular factors that the Compensation Committee believes important in assessing performance are growth in revenues, cash flow, number of messaging devices in service, on an annual basis, and, on a longer term basis, growth in stockholder value as measured by stock price. (The Compensation Committee put a diminished emphasis on short-term improvements in stock price, given the continuing struggles of many of Metrocall's competitors and the apparent disfavor of the industry with market analysts.) The Compensation Committee also considered the more subjective factor of the management team's success in acquiring and integrating industry players. In establishing appropriate levels for base salary, the Compensation Committee considered base salary levels of senior executives at other public paging and wireless messaging companies, particularly in the peer group described in the performance graph set
forth in this Proxy Statement on page   ("Peer Group") and the particular
officer's overall contributions to Metrocall during the past year and previous years. Annual performance bonuses are based upon the Compensation Committee's evaluation of the executive's performance in achieving corporate objectives during the preceding fiscal year. Option grants are designed to reward an executive officer for his or her overall contribution to Metrocall and to serve as an incentive to achieve Metrocall's goal of increasing stockholder value. The Compensation Committee also reviewed and considered compensation surveys from Towers Perrin and the HayGroup. The total compensation package was designed to be near the 75th percentile for comparable companies.

     Base Salary. In determining the appropriate level of base salaries, the Compensation Committee considers responsibility, prior experience and accomplishments and the relative importance of the position in achieving company objectives. The Compensation Committee also sets base salaries at levels necessary to retain key employees. For this purpose, the Compensation Committee considers base salary levels paid by companies in the Peer Group and salary levels paid by other companies competing for executive talent.

     Bonuses. Bonuses for 1999 were based on the Compensation Committee's overall qualitative evaluation of the performance and accomplishments of the executive officers for the year. Messrs. Collins', Kelly's and Jacoby's bonuses were based on their overall contribution to Metrocall and a general assessment of Metrocall's performance for the year, together with the factors described below under Chief Executive Officer's Compensation.

     Stock Option Grants. The Compensation Committee believes that stock options are necessary to focus each executive's attention on Metrocall's goal of increasing stockholder value as reflected in the stock price. In determining the level of option grants, the Compensation Committee considers the executive's level of stock ownership and position in Metrocall. The Compensation Committee has determined that the overall level of stock options for the year is consistent with the practice of companies in the Peer Group. During 1999, the Compensation Committee approved awards of options covering 100,000 shares each for Messrs. Kelly and Jacoby, to be exercisable beginning on May 5, 2001.

     Chief Executive Officer's Compensation. In setting Mr. Collins' compensation for 1999 and awarding bonuses with respect to that year, the Compensation Committee considered the following factors: growth in revenues, cash flow and subscribers; successful integration of the acquisition of the Advanced Messaging Division of AT&T Wireless Services, Inc., which was acquired in 1998, and development and implementation of strategic initiatives in the advanced wireless technologies area. It considered each of those to be substantially positive developments for Metrocall's long-term success. It also decided that additional stock-based incentives, in the form of options, were appropriate both to bring Mr. Collins' long-term compensation closer to that of others in the industry and to continue to tie substantial parts of his compensation to Metrocall's future stock price appreciation. To that end, the Compensation Committee granted an option covering 150,000 shares in 1999 to be exercisable beginning on May 5, 2001. The Board subsequently approved all aspects of Mr. Collins' compensation.

     Compensation Deduction Limit. The Securities and Exchange Commission requires that this report comment on Metrocall's policy with respect to a special rule under the tax laws, Section 162(m) of the Internal Revenue Code. That section can limit the deductibility on a corporation's federal income tax return of compensation of $1 million to any of the named officers. A company can deduct compensation (including from exercising options) outside that limit if it pays the compensation under a plan that its shareholders approve and that is performance-related and non-discretionary. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted. The Committee's policy with respect to this section is to make every reasonable effort to ensure that compensation complies with
Section 162(m), while simultaneously providing Company executives with the proper incentives to remain with and increase the prospects of Metrocall. Given the way we administer the option plan, we think it is unlikely that Metrocall will lose a deduction under this section for options. Metrocall did not pay any compensation with respect to 1999 that would be outside the limits of Section 162(m).

                        Francis A. Martin, III, Chairman
                                 Michael Greene

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Metrocall leases certain of its office space in Alexandria, Virginia from Beacon Communications Associates, L.L.C., a Virginia limited liability company that engages in real estate investment and leasing. The lease terminates in July 2010. Metrocall paid rent for the premises during 1999 on a monthly basis in the annual amount of $229,000. Metrocall expects the annual rent for 2000 to be approximately $229,000. Beacon Communications is owned by Harry L. Brock, Jr., his wife Suzanne S. Brock, a former director of Metrocall, and other members of their family.

     Metrocall also leases an antenna site from Beacon Communications. The lease terminates in November 2010. Metrocall paid rent for the site during 1999 on a monthly basis in the annual amount of $50,000. Metrocall expects the annual rent for 2000 to be approximately $50,000.

     Metrocall leases its Harrisburg, Pennsylvania office space from 227 Associates, a Virginia general partnership that engages in real estate investment and leasing. Metrocall is a general partner and has a 10% interest in 227 Associates. Mr. Brock and Ms. Brock are general partners of 227 Associates, holding 10% and 60% interests, respectively. Metrocall paid rent for the premises during 1999 on a monthly basis in the annual amount of approximately $37,000. Metrocall expects the annual rent for 2000 to be approximately $37,000.

     Franklin Associates and 314 Associates are Virginia general partnerships owned and controlled by the Brock family that license to Metrocall radio station equipment and tower use for some of Metrocall's operations in Virginia. During 1999, Metrocall paid rent on a monthly basis in the annual amounts of approximately $131,000 to 314 Associates and approximately $54,000 to Franklin Associates. During 2000, Metrocall expects that its rent to 314 Associates and Franklin Associates will be approximately $131,000 and $54,000, respectively.

     Metrocall believes that its agreements with Beacon Communications, 227 Associates, 314 Associates and Franklin Associates are on terms that are no less favorable to Metrocall than could be obtained from an unaffiliated party in an arms-length transaction.

     In July 1993, Metrocall entered into a Tax Indemnification Agreement with, among others, Messrs. Brock and Kelly and Ms. Brock (the "Subchapter S stockholders"), which agreement relates to their respective income tax liabilities in connection with Metrocall's earlier status as an S Corporation. Because Metrocall became subject to corporate income taxation after Metrocall's initial public offering, the reallocation of income and deductions between the period during which Metrocall was treated as an S Corporation and the period during which Metrocall became subject to corporate income taxation may have increased the taxable income of one party while decreasing that of another party. Accordingly, the Tax Indemnification Agreement was intended to assure that taxes are borne by Metrocall on the one hand and the Subchapter S stockholders on the other hand only to the extent that such parties are required to report the related income for tax purposes. Subject to certain limitations, the Tax Indemnification Agreement generally provides that the Subchapter S stockholders will be indemnified by Metrocall with respect to federal and state income taxes (plus interest and penalties) shifted from a taxable year subsequent to the initial public offering to a taxable year in which Metrocall was an S Corporation. In addition, Metrocall will be indemnified by the Subchapter S stockholders, subject to certain limitations, with respect to federal and state income taxes (plus interest and penalties) that arise from a termination of S Corporation status prior to the date of such termination or which are shifted from taxable year in which Metrocall was an S Corporation to a taxable year subsequent to the consummation of the initial public offering. Any payment made by Metrocall to the Subchapter S stockholders pursuant to the Tax Indemnification Agreement likely will be considered by the Internal Revenue Service or the applicable state taxing authorities to be nondeductible by Metrocall for income tax purposes. As of March 15, 2000, no indemnification obligations have arisen under the Tax Indemnification Agreement with respect to any of the parties thereto.

     Mr. William L. Collins, III, President, Chief Executive Officer, Director, and Vice Chairman of the Board of Directors of Metrocall, is a general partner in three real estate partnerships that leased commercial office space to Metrocall in Alexandria, Virginia during 1999. Mr. Steven D. Jacoby, Chief Operating Officer and Executive Vice President, is a general partner in one of those three real estate partnerships. The lease payments to entities with whom Messrs. Collins and Jacoby are affiliated amounted to approximately $14,000 for the year ended December 31, 1999. Metrocall expects that the annual rent for the remaining lease in 2000 will amount to approximately $14,000.

     ProNet (and Metrocall as successor-in-interest) entered into an Incentive Compensation Agreement dated July 7, 1997 with Impulse Telecommunications Corporation regarding the development of certain messaging services. Mr. Jungerman is the President of Impulse Telecommunications Corporation. Maximum compensation under the Incentive Compensation Arrangement is $350,000. In addition, during 1998, Metrocall has entered into a consulting services agreement with Impulse Telecommunications Corporation under which costs of services approximated $180,000 1999 and is expected to be approximately $60,000 in 2000.

     Metrocall made payments of approximately $260,000 and $365,000 during 1999 to Ray D. Russenberger and Elliott H. Singer, respectively under their Consulting, No Conflict and Nondisclosure Agreement. Mr. Russenberger was a director of Metrocall until May 1999 and Mr. Singer was a director of Metrocall until his resignation in October 1999.

     Mr. George P. Stamas, who become a member of the Board in March 2000, was a partner with the law firm of Wilmer, Cutler & Pickering through December 1999 and currently a consultant to that firm. Metrocall has retained and will continue to receive representation from Wilmer, Cutler & Pickering on various corporate matters in 2000. Metrocall has paid fees to this law firm during 1999 in an amount that did not exceed five percent of this law firm's gross revenues for the firm's last full fiscal year.

     Metrocall has agreed to provide services in an amount of $15 million to Inciscent, Inc. in return for Metrocall's ownership interest in Inciscent. Some members of Metrocall's Board of Directors have relationships with entities that have agreed to provide services or cash to Inciscent. Metrocall believes all transactions between Inciscent and Metrocall and between Inciscent and those entities of which some of Metrocall's directors are directors or officers are on terms that are no less favorable than arms-length.

                               OTHER INFORMATION

COMPANY PERFORMANCE

     We set forth below a graph that compares the cumulative total stockholder return on the common stock of Metrocall with the cumulative total return on (1) the Nasdaq Market Index and (2) a Peer Group Index. The Peer Group Index is comprised of the following publicly traded companies that engage in the paging and wireless messaging line of business: Arch Communication Group, Inc. (APGR), Paging Network, Inc. (PAGE) and Weblink Wireless, Inc. (WLNK), formerly known as PageMart Wireless, Inc. The Peer Group Index previously included ProNet Inc.
(PNET) and Page America Group, Inc. (PGG). Metrocall acquired ProNet on December 30, 1997. Page America was removed from listing on the AMEX in May 1996. Accordingly, no quotations for those companies are available.

     The graph plots the growth in value of an initial $100 investment on December 31, 1994 through December 31, 1999, assuming the reinvestment of dividends. Measurement points are on December 31, 1994, December 31, 1995, December 31, 1996, December 31, 1997, December 31, 1998 and December 31, 1999.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   OF METROCALL, NASDAQ MARKET AND PEER GROUP

                                                     METROCALL, INC.               PEER GROUP              NASDAQ MARKET INDEX
                                                     ---------------               ----------              -------------------
12/30/1994                                             $ 100.00                    $ 100.00                    $ 100.00
12/29/1995                                               112.50                      142.83                      129.71
12/31/1996                                                29.50                       86.92                      161.18
12/31/1997                                                29.04                       66.59                      197.16
12/31/1998                                                25.74                       32.64                      278.08
12/31/1999                                                 9.93                       33.01                      490.46

     As of March 15, 2000 an initial $100 investment made in Metrocall on December 31, 1994 would have had a value of $72.88. Metrocall has also outperformed the other companies in its peer group since the beginning of 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on our records and other information, we believe that our directors and officers reported all transactions in Metrocall's common stock and options on a timely basis during the fiscal year ended December 31, 1999.

PROPOSALS FOR THE 2001 ANNUAL MEETING OF THE STOCKHOLDERS

     Metrocall expects that its 2001 Annual Meeting of Stockholders will be held in May 2001. If you want to include a proposal in the proxy statement for Metrocall's 2000 Annual Meeting, send the proposal to:

     Metrocall, Inc.
     Attn: Secretary
     6677 Richmond Highway
     Alexandria, Virginia 22306

     Proposals must be received on or before November 30, 2000, to be included in next year's proxy statement. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as well as the requirements of Metrocall's Restated Certificate of Incorporation and Bylaws. Under Rule 14a-4 of the Securities Exchange Act of 1934, as amended, Metrocall will be able to use proxies given to it for next year's meeting to vote for or against any stockholder proposal that is submitted other than pursuant to Rule 14a-8 at Metrocall's discretion, unless the proposal is submitted to Metrocall on or before November 30, 2000.

                                            By Order of the Board of Directors

                                            /s/ RICHARD M. JOHNSTON

                                            Richard M. Johnston
                                            Chairman of the Board

Alexandria, Virginia
April 3, 2000

                       APPENDIX A: 1996 STOCK OPTION PLAN

                      AS AMENDED, EFFECTIVE MARCH 15, 2000

     METROCALL, INC., a Delaware corporation (the "Corporation"), sets forth herein the terms of the 1996 Stock Option Plan (the "Plan") as follows:

1. PURPOSE

     The Plan is intended to advance the interests of the Corporation by providing eligible employees and outside directors ("Eligible Directors") of the Corporation, its predecessors, and its affiliates an opportunity to acquire or increase their proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries. Options granted under the Plan (the "Options") to employees may be nonqualified stock options ("NQSOs") or may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or the corresponding provision of any subsequently enacted tax statute. Options granted to Eligible Directors must be NQSOs.

2. ADMINISTRATION

     2.1  COMMITTEE

     The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Corporation (the "Board"). The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Certificate of Incorporation and Bylaws of the Corporation and applicable law. The Board may also act under the Plan as though it were the Committee.

     2.2  ACTION BY COMMITTEE

     The Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Certificate of Incorporation and Bylaws of the Corporation and applicable law. The Committee shall have the full power and authority to take all actions and to make all determinations required or permitted under the Plan and any Option granted hereunder. The Committee shall have the full power and authority to take all other actions and determination not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan. The Committee's powers shall include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Option. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Committee present at a meeting or by unanimous consent of the Committee executed in writing in accordance with the Certificate of Incorporation and Bylaws of the Corporation and applicable law. The interpretation and construction by the Committee of any provision of the Plan or any Option granted hereunder shall be final and conclusive.

     Notwithstanding the foregoing, the Committee shall have no discretion over the amount, price or timing of options granted to Eligible Directors.

     2.3.  NO LIABILITY

     No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan.

     2.4.  APPLICABILITY OF RULE 16b-3

     Those provisions of the Plan that make express reference to Rule 16b-3 shall apply only to persons who are required to file reports under Section 16(a) of the Exchange Act.

3. STOCK AND OTHER RIGHTS

     The stock that may be issued pursuant to Options shall be shares of common stock of the Corporation (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued under the Plan shall not exceed in the aggregate 8,016,000 shares of Stock, which number of shares is subject to adjustment as provided in Section 12 and which number shall increase to 10,516,000 if the stockholders approve the increase and shall be reduced by any shares previously issued under the Plan or then outstanding under Options. If any Option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available immediately for future grants of Options under the Plan (but will be counted against that calendar year's limit for a given individual).

     No additional options will be granted under either the Metrocall, Inc. Amended and Restated 1993 Stock Option Plan or the Metrocall, Inc. Directors Stock Option Plan (together, the "Predecessor Plans"). However, any shares of Stock that were available for grants under the Predecessor Plans as of the date of such approval but had not been the subject of options granted under the Predecessor Plans shall be available for grants under this Plan, provided, however, that such shares shall not be available for the grant of Options intended to qualify as Incentive Stock Options.

     The maximum number of shares that may be granted under Options for a single individual in a calendar year may not exceed 1,000,000. (The individual maximum applies only to Options first made under this Plan and not to Options made in substitution of a prior employer's options or other incentives, except as Code
Section 162(m) otherwise requires.)

     The aggregate number of shares of Stock that may be issued under incentive stock options may not exceed 3,000,000, and their authorization for use with ISOs does not prevent their use instead with NQSOs.

4. ELIGIBILITY

     Options may be granted under the Plan to any employee or director of the Corporation or any Subsidiary (including any such employee who is an officer or director of the Corporation or any Subsidiary) and as the Committee shall determine and designate from time to time prior to expiration or termination of the Plan. (Individuals who have been granted Options are referred to as "Optionees.") An individual may hold more than one Option, subject to such restrictions as are provided herein.

     The Administrator may also grant Options in substitution for options or other equity interests held by individuals who become Employees of the Company or of an Eligible Subsidiary as a result of the Company's acquiring or merging with the individual's employer or acquiring its assets or to persons who were employees or directors of the previous employer and received an option in that capacity even if they do not become Employees. In addition, the Administrator may provide for the Plan's assumption of options granted outside the Plan to persons who would have been eligible under the terms of the Plan to receive a grant. If necessary to conform the Options to the interests for which they are substitutes, the Administrator may grant substitute Options under terms and conditions that vary from those the Plan otherwise requires.

5. EFFECTIVE DATE AND TERM

     5.1.  EFFECTIVE DATE

     The Plan became effective as of April 5, 1996 (the "Effective Date") and was approved by the stockholders on May 1, 1996. The Board approved amendments to the Plan on February 5, 1997, December 17, 1997, February 4, 1998, February 3, 1999, and March 15, 2000.

     5.2.  TERM

     The Plan shall terminate ten years after the Effective Date unless previously terminated under Section 11.

6. EMPLOYEE STOCK OPTIONS

     6.1  GRANT OF OPTIONS

     Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time prior to the termination of the Plan, grant to such eligible persons as the Committee may determine, Options to purchase such number of shares of Stock on such terms and conditions as the Committee may determine, including any terms or conditions that may be necessary to qualify such Options as Incentive Stock Options under Code Section 422. The date as of which the Committee approves the grant of an Option shall be considered the date on which such Option is granted. Neither the employee nor any person entitled to exercise any rights hereunder shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option except to the extent that the certificates for such shares have been issued upon the exercise of the Option.

     6.2  LIMITATION ON INCENTIVE STOCK OPTIONS

     An Option granted to an employee shall constitute an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other plans of the Corporation and its parent and subsidiary corporations, within the meaning of the Code Section 422(d)), does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which such Options were granted.

     6.3  OPTION AGREEMENTS

     All Options granted to employees pursuant to the Plan shall be evidenced by written agreements in such form or forms as the Committee shall from time to time determine. Option agreements may be amended by the Committee from time to time and need not contain uniform provisions.

     6.4  OPTION PRICE

     The purchase price of each share of Stock subject to an Option issued under
Section 6 shall be fixed by the Committee. In the case of an Option not intended to constitute an Incentive Stock Option, the option price shall be not less than the par value of the Stock covered by the Option. In the case of an Option that is intended to be an Incentive Stock Option, the option price shall be not less than the greater of par value of the Shares or 100% of the Fair Market Value (as defined below) of a share of Stock covered by the Option on the date the Option is granted; provided, however, that in the event the employee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to more-than-10%-stock-owners), the option price of an Option that is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110% of the Fair Market Value of a share of Stock covered by the Option at the time such Option is granted.

     Fair Market Value of Stock for purposes of this Plan shall mean, in the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Security Dealers Automated Quotation System, or is publicly traded on an established securities market, the closing price of the Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market on the date the Option is granted) or, if there is no such closing price, then the mean between the highest bid and lowest asked price or between the high and low prices on such date, or, if no sale of stock has been made on such day, on the preceding day on which any such sale shall have been made.

     6.5  TERM

     Each Option granted to an employee under the Plan shall terminate and all rights to purchase Stock thereunder shall cease upon the expiration of ten years from the date such Option is granted, or on such prior date as may be fixed by the Committee and stated in the option agreement relating to such Option; provided, however, that in the event the employee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Code Sections 422(b)(6) and 424(d)(relating to more-than-10%-stock-owners), an Option granted to such employee that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

     6.6  EXERCISE BY OPTIONEE

     Only the employee receiving an Option (or, in the event of the Optionee's legal incapacity or incompetency, the employee's guardian or legal representative, and in the case of the employee's death, the employee's estate) may exercise the Option.

     6.7  OPTION PERIOD AND LIMITATIONS ON EXERCISE

     Each Option granted under the Plan to an employee shall be exercisable in whole or in part at any time and from time to time over a period commencing on or after the date of grant of the Option and ending upon expiration or termination of the Option, as the Committee shall determine and set forth in the option agreement. Without limiting the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that the Option granted to an employee may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding as the Committee shall determine and set forth in the option agreement. Any such limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option.

     6.8  METHOD OF EXERCISE

     An Option that is exercisable by an employee hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Corporate Secretary, of written notice of exercise. Such notice shall specify the number of shares for which the Option is being exercised and shall be accompanied by payment in full of the option price of the shares for which the Option is being exercised. Payment in full of the Option price need not accompany the written notice of exercise provided the notice directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the option and at the time the stock certificates are delivered to the broker, the broker will tender to the Corporation cash or cash equivalents acceptable to the Corporation equal to the exercise price.

     Payment of the option price for the shares of Stock purchased pursuant to the exercise of an Option by an employee shall be made, as determined by the Committee and set forth in the option agreement, as follows:

          (a) in cash or by certified check payable to the order of the Corporation;

          (b) through the tender to the Corporation of shares of Stock, which must have been held by the individual exercising the option for at least six months at the time of surrender and which shall be valued, for purposes of determining the extent to which the option price has been paid, at their Fair Market Value on the date of exercise; or

          (c) by a combination of the foregoing methods or any other method that the Committee may allow.

     The Committee may, in the option agreement and after due consideration of the effect on the Corporation's financial statements, provide that the Optionee can direct the Corporation to withhold shares of Stock otherwise issuable pursuant to exercise of an Option equal in value to the option price or any portion thereof.

     Notwithstanding the preceding, the Committee may, in its discretion, impose and set forth in the option agreement such limitations or prohibitions on the methods of exercise as the Committee deems appropriate. Promptly after the exercise of an Option and the payment in full of the option price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option that is an Incentive Stock

Option, which certificate or certificates shall not include any shares that were purchased pursuant to the exercise of an Option that is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in Section 12, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

     6.9  WITHHOLDING

     The Corporation shall have the right to withhold, or require an individual exercising an Option to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state or local withholding tax requirements imposed with respect to the exercise of Options. To the extent permissible under applicable tax, securities and other laws, the option agreement may permit satisfaction of a tax withholding requirement by withholding shares of Stock issued as a result of the exercise of an Option.

7. DIRECTOR STOCK OPTIONS

     7.1  GRANT OF FORMULA OPTIONS

     On the Effective Date, an Eligible Director then serving on the Board shall be granted a Formula Option to purchase 10,000 shares of Stock. Thereafter, each Eligible Director whose Commencement of Service is after the Effective Date shall be granted a Formula Option to purchase 10,000 shares of Stock on the date of such Commencement of Service. "Commencement of Service" means the date of commencement of the Eligible Director's first term as an Eligible Director, which shall be the earlier of (a) the date of the first meeting of the Board attended by the Eligible Director as a member of the Board, including the meeting at which such Eligible Director was first appointed as a member of the Board, if attended by such Eligible Director, or (b) the date of the first action by written consent joined by the Eligible Director. Each Eligible Director shall be granted an additional Formula Option to purchase 1,000 shares of Stock on each anniversary of the date on which he or she was granted the initial Formula Option pursuant to this Section 7.1, provided the Eligible Director continues to qualify as such on that anniversary date.

     7.2  DISCRETIONARY GRANTS TO DIRECTORS

     Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, grant to such Eligible Directors as the Board may determine, Options, in addition to the Formula Options, to purchase such number of shares of Stock on such terms and conditions as the Board may determine. The date as of which the Board approves the grant of an Option shall be considered the date on which such Option is granted. Neither the director nor any person entitled to exercise any rights hereunder shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option except to the extent that the certificates for such shares have been issued upon the exercise of the Option.

     7.3  EXERCISE PRICE

     The exercise price of each Option granted to an Eligible Director shall be the Fair Market Value of the Stock subject to the Option on the date the Option is granted, except as the Board otherwise specifies.

     7.4  VESTING

     Formula Options granted to Eligible Directors shall be fully vested and exercisable six months after the date of grant. The Board may specify the same or a different vesting schedule for other Options granted to Eligible Directors.

     7.5  EXERCISE OF OPTION

     Subject to Section 7.4 hereof, an Eligible Director may, at any time, exercise an Option with respect to all or any part of the shares of Stock then subject to such Option by giving the Corporation written notice of exercise, specifying the number of shares as to which the Option is being exercised. Such notice shall be addressed to the Corporate Secretary at the Corporation's principal office, and shall be effective when actually received (by personal delivery, fax or other delivery) by the Corporate Secretary. Such notice shall be accompanied by an amount equal to the option price of such shares, in the form of any one or combination of the following: cash or cash equivalents, or shares of Stock valued at Fair market Value in accordance with the Plan. Shares of Stock acquired by the Eligible Director through exercise of an Option may be surrendered in payment of the Option price of Options; provided however, that any Stock surrendered in payment must have been held by the Eligible Director for more than six months at the time of surrender. Payment in full of the Option price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option price.

     7.6  TERM OF OPTION

     Options granted to Eligible Directors shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years from the date such Option is granted. Termination of the Optionee's status as an Eligible Director shall not cause a Formula Option to terminate, but the Board may designate termination as a director as a grounds for forfeiture of other Options granted to Eligible Directors.

     All options granted to Directors pursuant to Section 7 shall be evidenced by uniform, written agreements setting forth the terms specified in this Section
7. The Board, but not the Committee, may amend the terms of any such agreements relating to the amount, price or timing of the awards granted to Eligible Directors.

8. TRANSFERABILITY OF OPTIONS

     No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

9. USE OF PROCEEDS

     The proceeds received by the Corporation from the sale of Stock pursuant to Options shall constitute general funds of the Corporation.

10. REQUIREMENTS OF LAW

     10.1  GENERAL

     The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Corporation of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act of 1933, as amended (the "Securities Act"), upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to the Corporation that the Optionee may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

     10.2  RULE 16b-3

     The Plan is intended to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative, to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board may exercise discretion to modify the Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

11. AMENDMENT AND TERMINATION

     The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no amendment by the Board with respect to ISOs shall be made without stockholder approval when required to comply with Section 422 of the Code. The Corporation also may retain the right in an option agreement to cause a forfeiture of the shares or gain realized by an Optionee on account of the Optionee taking actions in "competition with the Corporation," as defined in the applicable option agreement. Furthermore, the Corporation may, in the option agreement, retain the right to annul the grant of an Option if the holder of such grant was an employee of the Corporation or a Subsidiary and is terminated "for cause," as described in the applicable option agreement. Except as permitted under Sections 10 or 12, no amendment, suspension or termination of the Plan or option agreement shall, without the consent of the Optionee, alter or impair rights or obligations under any Option previously granted under the Plan.

12. EFFECT OF CHANGES IN CAPITALIZATION

     12.1  CHANGES IN STOCK

     If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the Effective Date of the Plan, a proportionate and appropriate adjustment shall be made by the Corporation in the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. Appropriate adjustment shall also be made to the number of shares of stock subject to options to be granted under Section 7.1 after such adjustment.

     12.2  REORGANIZATION WITH CORPORATION SURVIVING

     Subject to Section 12.3, if the Corporation is the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other entities, any Option previously granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the option price per share so that the aggregate option price thereafter shall be the same as the aggregate option price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

     12.3  OTHER REORGANIZATIONS; SALE OF ASSETS OR STOCK

     Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board that results in any person or entity (other than persons who are holders of stock of the Corporation at the time the Plan is approved by the Stockholders and other than an affiliate of the Corporation as defined in Rule 144(a)(1) under the Securities Act) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each Optionee shall have the right (subject to the general limitations on exercise set forth in the option agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs, but subject to any additional limitations that the Committee may, in its sole discretion, include in any option agreement. The Committee shall send written notice of an event that will result in such a termination to all Optionees not later than the time at which the Corporation gives notice thereof to its stockholders.

     12.4  ADJUSTMENTS

     Adjustments under this Section 12 relating to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     12.5  NO LIMITATIONS ON CORPORATION

     The grant of an Option or pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

13. DISCLAIMER OF RIGHTS

     No provision in the Plan or any option agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the service of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary. The obligation of the Corporation to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

14. NONEXCLUSIVITY

     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

15. INDEMNIFICATION

     To the extent permitted by applicable law, the Committee shall be indemnified and held harmless by the Corporation against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by the Committee in connection with or resulting from any claim, action, suit or proceeding to which the Committee may be a party or in which the Committee may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by the Committee (with the Corporation's written approval) in the settlement thereof, or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding except a judgment in favor of the Corporation; subject, however, to the conditions that upon the institution of any claim, action, suit or proceeding against the Committee, the Committee shall give the Corporation an opportunity in writing, at its own expense, to handle and defend the same before the Committee undertakes to handle and defend it on the Committee's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such persons may be entitled as a matter of law or otherwise, or any power the Corporation may have to indemnify the Committee or hold the Committee harmless.

     The Committee and each officer and employee of the Corporation shall be fully justified in reasonably relying or acting upon any information furnished in connection with the administration of the Plan by the Corporation or any employee of the Corporation. In no event shall any persons who are or were members of the Committee, or an officer or employee of the Corporation, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including furnishing of information) taken or any failure to act, if in good faith.

                APPENDIX B: AMENDED EMPLOYEE STOCK PURCHASE PLAN

                             AS OF FEBRUARY 2, 2000

PURPOSE The Metrocall, Inc. Amended Employee Stock Purchase Plan (the "ESPP" or the "Amended Plan") provides employees of Metrocall, Inc. (the "Company") and selected Company Subsidiaries with an opportunity to become owners of the Company through the purchase of shares of the Company's common stock (the "Common Stock"). The Company intends this Plan, as amended, to continue to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and its terms should be construed accordingly. The Amended Plan is effective as of February 2, 2000.

ELIGIBILITY                 An Employee whom the Company or an Eligible
                            Subsidiary has employed for at least one full month as of the first day of a Payroll Deduction Period is eligible to participate in the ESPP for that Payroll
                            Deduction Period; provided, however, that an Employee may not make a purchase under the ESPP if such purchase would result in the Employee's owning
                            Common Stock possessing 5% or more of the total combined voting power or value of the Company's outstanding stock. For purposes of determining an individual's amount of stock ownership, any options to acquire shares of Company Common Stock are counted as shares of stock, and the attribution rules of Section 424(d) of the Code apply.

                            Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary. Employee excludes anyone who, with respect to any particular period of time, was not treated initially on the payroll records as a common law employee.

ADMINISTRATOR               The Compensation Committee of the Board of Directors
                            of the Company, or such other committee as the Board designates (the "Committee"), will administer the ESPP. The Committee is vested with full authority and discretion to make, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP (including rules and regulations deemed necessary in order to comply with the requirements of Section 423 of the Code). Any determination or action of the Committee in connection with the administration or interpretation of the ESPP shall be final and binding upon each Employee, Participant and all persons claiming under or through any Employee or Participant.

                            Without shareholder consent and without regard to whether the actions might adversely affect Participants, the Committee (or the Board) may change the Payroll Deduction Periods,

                                  limit or increase the frequency and/or number of changes in the amounts withheld during a Payroll Deduction Period,

                                  establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars,

                                  permit payroll withholding in excess of the amount the Participant designated to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, delegate its functions (other than those with respect to setting Payroll Deduction Periods or determining the price of stock and the number of shares to be offered under the Plan) to officers or employees of the Company; and

                                  establish such other limitations or procedures as it determines in its sole discretion advisable and consistent with the Plan.

                            The Committee may also increase the price provided in Step 2 under GRANTING OF OPTIONS (by decreasing the discount and/or by designating that the price is determined as of either the beginning or the ending date of a Payroll Deduction Period rather than as of the lower of both) for Payroll Deduction Periods beginning after committee action.

PAYROLL
DEDUCTION PERIOD            Payroll Deduction Periods are successive six month
                            periods beginning January 1 and July 1, and the first such period under the Amended Plan will begin on January 1, 1998.

PARTICIPATION               An eligible Employee may become a "Participant" for
                            a Payroll Deduction Period by completing an authorization notice and delivering it to the Committee through the Company's Human Resources Department within a reasonable period of time before the first day of such Payroll Deduction Period. The Committee will send to each new Employee who satisfies the rules in ELIGIBILITY above a notice advising the Employee of his right to participate in the ESPP for the following Payroll Deduction Period. All Participants receiving options under the ESPP will have the same rights and privileges.

METHOD OF
PAYMENT A Participant may contribute to the ESPP through payroll deductions, as follows:

                            The Participant must elect on an authorization notice to have deductions made from his Compensation for each payroll period during the Payroll Deduction Period at a rate of at least 1% but not more than 15% of his Compensation. Compensation under the Plan means an Employee's regular compensation, including overtime, bonuses, and commissions, from the Company or an Eligible Subsidiary paid during a Payroll Deduction Period.

                            All payroll deductions will be credited to the Participant's account under the ESPP and will accrue interest at a rate and in a manner designated by the Committee. Any such interest will be credited to the Participant's account and used to increase the amount available for purchases.

                            Payroll deductions will begin on the first payday coinciding with or following the first day of each Payroll Deduction Period and will end with the last payday preceding or coinciding with the end of that Payroll Deduction Period, unless the Participant sooner withdraws as authorized under WITHDRAWALS below.

                            A Participant may not alter the rate of payroll deductions during the Payroll Deduction Period.

                            The Company may use the consideration it receives for general corporate purposes.

GRANTING OF
OPTIONS On the first day of each Payroll Deduction Period, a Participant will receive options to purchase a number of shares of Common Stock with funds withheld from his Compensation. Such number of shares will be determined at the end of the Payroll Deduction Period according to the following procedure:

                                  Step 1 -- Determine the amount the Company withheld from Compensation since the beginning of the Payroll Deduction Period;

                                  Step 2 -- Determine the "Purchase Price" to be the amount that represents 85% of the lower of Fair Market Value of a share of Common Stock on the (I) first day of the Payroll Deduction Period, or (II) the last day of the Payroll Deduction Period; and

                                  Step 3 -- Divide the amount determined in Step 1 by the amount determined in Step 2.

FAIR MARKET VALUE           The Fair Market Value of a share of Common Stock for
                            purposes of the Plan as of each date described in Step 2 will be determined as follows:

                                  if the Common Stock is traded on a national securities exchange, the closing price on that date;

                                  if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                                  if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date;

                                  if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date; or

                                  if there is no established market for the Common Stock, the value as determined in good faith by the Committee.

                            For January 1 and any other date described in Step 2 that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

                            No Participant shall receive options:

                                  if, immediately after the grant, that
                                  Participant would own shares, or hold
                                  outstanding options to purchase shares, or both, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiaries; or

                                  that permit the Participant to purchase shares under all employee stock purchase plans of the Company and any Subsidiary with a Fair Market Value (determined at the time the options are granted) that exceeds $25,000 in any calendar year.

EXERCISE OF
OPTION Unless a Participant effects a timely withdrawal pursuant to the WITHDRAWAL paragraph below, his option for the purchase of shares of Common Stock during a Payroll Deduction Period will be automatically exercised as of the last day of the Payroll Deduction Period for the purchase of the maximum number of shares (including fractional shares) that the sum of the payroll deductions credited to the Participant's account during such Payroll Deduction Period can purchase pursuant to the formula specified in GRANTING OF OPTIONS.

DELIVERY OF
COMMON STOCK                As soon as administratively feasible after the
                            options are used to purchase Common Stock, the Company will deliver to each Participant or, in the alternative, to an agent or custodian that the Committee designates, the shares of Common Stock the Participant purchased upon the exercise of the option. If delivered to an agent or custodian, the agent or custodian may hold the shares in nominee name and may commingle shares held in its custody in a single account or stock certificate without identification as to individual Participants. If shares are delivered to a custodian, the Participant may elect at any time thereafter to take possession of the shares or to have the Committee deliver the shares to any brokerage firm. The Committee may, in its discretion, establish a program for cashless sales of Common Stock received under the ESPP.

SUBSEQUENT
OFFERINGS                   A Participant will be deemed to have elected to
                            participate in each subsequent Payroll Deduction
                            Period following his initial election to participate in the ESPP, unless the Participant files a written withdrawal notice with the Human Resources
                            Department at least ten days before the beginning of the Payroll Deduction Period as of which the Participant desires to withdraw from the ESPP.

WITHDRAWAL FROM
THE PLAN A Participant may withdraw all, but not less than all, payroll deductions credited to his account for a Payroll Deduction Period before the end of such Payroll Deduction Period by delivering a written notice to the Human Resources Depart-ment on behalf of the Committee at least thirty days before the end of such Payroll Deduction Period. A Participant who for any reason, including retirement, termination of employment, or death, ceases to be an Employee before the last day of any Payroll Deduction Period will be deemed to have withdrawn from the ESPP as of the date of such cessation.

                            Upon the withdrawal of a Participant from the ESPP, his outstanding options under the ESPP will immediately terminate.

                            If a Participant withdraws from the ESPP for any reason, the Company will pay to the Participant all payroll deductions credited to his account or, in the event of death, to the persons designated as provided in DESIGNATION OF BENEFICIARY, as soon as administratively feasible after the date of such withdrawal and no further deductions will be made from the Participant's Compensation.

                            A Participant who has elected to withdraw from the ESPP may resume participation in the same manner and pursuant to the same rules as any Employee making an initial election to participate in the ESPP, i.e., he may elect to participate in the next following Payroll Deduction Period so long as he files the authorization form by the deadline for that Payroll Deduction Period. Any Participant who is subject to
                            Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who withdraws from the ESPP for any reason will only be permitted to resume participation in a manner that will permit transactions under the ESPP to continue to be exempt within the meaning of Rule 16b-3, as issued under the Exchange Act.

STOCK SUBJECT TO
PLAN The shares of Common Stock that the Company will sell to Participants under the ESPP will be shares of authorized but unissued Common Stock or shares held as treasury stock. The maximum number of shares made available for sale under the ESPP will be 1,000,000 and which number will increase to 2,000,000 if the stockholders approve the increase at the 2000 Annual Meeting of Stockholders (subject to the provisions in ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK). If the total number of shares for which options are to be exercised in a Payroll Deduction Period exceeds the number of shares then available under the ESPP, the Company will make, so far as is practicable, a pro rata allocation of the shares available.

                            A Participant will have no interest in shares covered by his option until the Participant exercises the option.

                            Shares that a Participant purchases under the ESPP will be registered in the name of the Participant or, at the Participant's election, in street name.

REPORTS Individual accounts will be maintained for each Participant. Statements of account will be given to Participants at least annually, and those statements will set forth the amount of payroll deductions, the exercise price, interest credited, the number of shares purchased, and the remaining cash balance, if any.

ADJUSTMENTS
UPON CHANGES IN
CAPITAL STOCK               Subject to any required action by the Company (which
                            it shall promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, during a Payroll Deduction Period,

                                  the outstanding shares of Common Stock
                                  increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration,

                            the Committee will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying the options, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to the options will not change the total price with respect to shares of Common Stock underlying the Participant's election but will include a corresponding proportionate adjustment in the price of the Common Stock, to the extent consistent with Section 424 of the Code.

                            The Committee will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

                            Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any options or the price to be paid for stock except as this ADJUSTMENTS section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Substantial Corporate
Change Upon a Substantial Corporate Change, the Plan and the offering will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding elections, or the substitution for such options or grants of any options covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the options will continue in the manner and under the terms so provided.

                            If an option would otherwise terminate pursuant to the preceding sentence, the optionee will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the option. However, the Board may determine that allowing such exercise before the end of the Payroll Deduction Period will not occur if the election would render unavailable "pooling of interest" accounting for any reorganization, merger, or consolidation of the Company.

                            A Substantial Corporate Change means the

                                  dissolution or liquidation of the Company,

                                  merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

                                  the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or
                                  reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1)
                                under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

DESIGNATION OF
BENEFICIARY                 A Participant may file with the Committee a written
                            designation of a beneficiary who is to receive any payroll deductions credited to the Participant's account under the ESPP or any shares of Common
                            Stock owed to the Participant under the ESPP if the Participant dies. A Participant may change a beneficiary at any time by filing a notice in writing with the Human Resources Department on behalf of the Committee.

                            Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence of the Participant's designated beneficiary, the Company shall deliver such cash or shares, or both, to the beneficiary. If a Participant dies and is not survived by a beneficiary that the Participant designated in accordance with the immediate preceding paragraph, the Company will deliver such cash or shares, or both, to the personal representative of the estate of the deceased Participant. If, to the knowledge of the Committee, no personal representative has been appointed within 90 days following the date of the Participant's death, the Committee, in its discretion, may direct the Company to deliver such cash or shares, or both, to the surviving spouse of the deceased Participant, or to any one or more dependents or relatives of the deceased Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

                            No designated beneficiary may acquire any interest in such cash or shares before the death of the Participant.

SUBSIDIARY
EMPLOYEES                   Employees of Company Subsidiaries will be entitled
                            to participate in the ESPP, except as otherwise designated by the Board of Directors or the Committee.

                            Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted to a Participant under the ESPP, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

TRANSFERS,
ASSIGNMENTS, AND
PLEDGES A Participant may not assign, pledge, or otherwise dispose of payroll deductions credited to the Participant's account or any rights to exercise an option or to receive shares of Common Stock under the ESPP other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Employee Retirement Income Security Act. Any other attempted assignment, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw under the WITHDRAWAL section.

AMENDMENT OR
TERMINATION OF
PLAN The Board of Directors of the Company or the Committee may at any time terminate or amend the ESPP. Any amendment of the ESPP that (i) materially increases the benefits to Participants, (ii) materially increases the number of securities that may be issued under the ESPP, or (iii) materially modifies the eligibility requirements for participation in the ESPP must be approved by the shareholders of the Company to take effect. The Company shall refund to each Participant the amount of payroll deductions credited to his account as of the date of termination as soon as administratively feasible following the effective date of the termination.

NOTICES All notices or other communications by a Participant to the Committee or the Company shall be deemed to have been duly given when the Human Resources Department or the Secretary of the Company receives them or when any other person the Company designates receives the notice or other communication in the form the Company specifies.

GENERAL ASSETS              Any amounts the Company invests or otherwise sets
                            aside or segregates to satisfy its obligations under this ESPP will be solely the Company's property
                            (except as otherwise required by Federal or state wage laws), and the optionee's claim against the Company under the ESPP, if any, will be only as a general creditor. The optionee will have no right, title, or interest whatever in or to any investments that the Company may make to aid it in meeting its obligations under the ESPP. Nothing contained in the ESPP, and no action taken pursuant to its provisions, will create or be construed to create an implied or constructive trust of any kind or a fiduciary relationship between the Company and any Employee, Participant, former Employee, former
                            Participant, or any beneficiary.

PRIVILEGES OF
STOCK OWNERSHIP             No participant and no beneficiary or other person
                            claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan except as to such shares of Common Stock, if any, that have been issued to such Participant.

TAX WITHHOLDING             To the extent that a Participant realizes ordinary
                            income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of interest to an account, the Company may withhold amounts needed to cover such taxes from any payments otherwise due to the Participant. Any Participant who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Payroll Deduction
                            Period in which he purchased the shares must, within 30 days of such transfer, notify the Company's
                            Payroll Department in writing of such transfer.

LIMITATIONS ON
LIABILITY                   Notwithstanding any other provisions of the ESPP, no
                            individual acting as a director, employee, or agent of the Company shall be liable to any Employee, Participant, former Employer, former Participant, or any spouse or beneficiary for any claim, loss, liability, or expense incurred in connection with the ESPP, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the ESPP has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Metrocall
                            Board's approval) arising out of any act or omission to act concerning this ESPP unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT
CONTRACT Nothing contained in this Plan constitutes an employment contract between the Company or an Eligible Subsidiary and any Employee. The ESPP does not give an Employee any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the Employee's employment.

DURATION OF ESPP            Unless the Metrocall Board extends the Plan's term,
                            no Payroll Deduction Period will begin after December 31, 2007.

APPLICABLE LAW              The laws of the Commonwealth of Virginia (other than
                            its choice of law provisions) govern the ESPP and its interpretation.

LEGAL COMPLIANCE            The Company will not issue any shares of Common
                            Stock under the Plan until the issuance satisfies all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges. To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit.

                            The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws, including specifically Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Committee and the Board must administer the Plan, and Participants may purchase Common Stock, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any offers will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

APPROVAL OF
SHAREHOLDERS                The ESPP must be submitted to the shareholders of
                            the Company for their approval within 12 months after the Board of Directors of the Company adopts the ESPP. The adoption of the ESPP is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval will render the ESPP and any outstanding options thereunder void and of no effect.

/X/  PLEASE MARK YOUR
     VOTE AS IN THIS
     EXAMPLE


                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS
----------------------------------------------------------------------------------------------------------
                      FOR          WITHHELD                               FOR       AGAINST        ABSTAIN
1. Election of        / /           / /      2. Amendment of the          / /        / /            / /
   Directors                                    Metrocall 1996 Stock
   (see reverse)                                Option Plan

For, except vote withheld from the           3. Amendment of the          / /        / /            / /
following nominee(s)                            Employee Stock
                                                Purchase Plan

------------------------
                                                                                        I plan to   / /
                                                                                       attend the
                                                                                   Annual Meeting



                                                                          FOR       AGAINST        ABSTAIN

4. Ratification of the appointment by the Board of Directors of
   Arthur Andersen LLP as independent public accountants of
   Metrocall, Inc. for the fiscal year ending December 31, 2000           / /        / /            / /


5. In its discretion, the Proxy Committee is to vote such other business as may properly come before the meeting or any
   adjournments or postponements thereof, to the extent permitted
   by law                                                                 / /        / /            / /


   Please sign exactly as name appears on this card. If shares are held jointly, each holder may sign but only one signature is required. When signing as attorney, executor, administrator, trustee or guardian, please give your title as such.

-----------------------------------------------------------------


-----------------------------------------------------------------
  SIGNATURE(S)                          DATE


----------------------------------------------------------------------------------------------------------
                    - FOLD AND DETACH HERE -


Dear Shareholder:

Metrocall encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in this box must be used to access the system.

1. To vote over the Internet
-  Log on the Internet and go to the web site http://www.eproxyvote.com/mcll.

2. To vote over the telephone:
- On a touch-tone telephone, call 1-888-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week; outside the U.S. call 1-201-536-8073.

   Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

IF YOU CHOOSE TO VOTE YOUR SHARES ELECTRONICALLY, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.

IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE YOUR CARD AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                                METROCALL, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints Ronald V. Aprahamian and Harry L. Brock, Jr., who comprise the Proxy Committee, and each of them singly, with full power of substitution to act as the lawful agent and proxy for the undersigned and to vote all shares of common stock of Metrocall, Inc. that the undersigned is entitled to vote and holds of record on March 15, 2000 at the Annual Meeting of Stockholders of Metrocall, Inc. to be held at The Ritz-Carlton Hotel, located at 1250 South Hayes Street, Arlington, Virginia 22202, on May 3, 2000, at 9:00 a.m., local time, and at any adjournments thereof, on all matters coming before the Annual Meeting.

        You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The Proxy Committee cannot vote your shares unless you sign and return this card. You may revoke this proxy at any time before it is voted by delivering to the Assistant Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

        This proxy when properly executed will be voted in the manner you have directed. If you do not specify any directions, this proxy will be voted for proposals 1, 2, 3 and 4 and in accordance with the Proxy Committee's discretion on such other matters that may properly come before the meeting to the extent permitted by law.

        The undersigned acknowledges receipt from Metrocall, Inc. prior to the execution of this proxy of a Notice of the Annual Meeting of Stockholders and of a Proxy Statement dated April 3, 2000 relating to the meeting.

ELECTION OF DIRECTORS. The nominees to serve as directors for three-year terms are:

01-William L. Collins, III, 02-Edward E. Jungerman, 03-Francis A. Martin, III, 04-Harold S. ("Pete") Wills

                         (TO BE SIGNED ON REVERSE SIDE)

                            - FOLD AND DETACH HERE -